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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.5

OEM AGREEMENT

        THIS OEM AGREEMENT (the "Agreement") is made and entered into on May 20, 2002 by and between DOT HILL SYSTEMS CORPORATION, having a place of business at 6305 El Camino Real, Carlsbad, California 92009 (hereinafter "Dot Hill"), and INFORTREND TECHNOLOGY INC., having a place of business at 8F, No-102 Chung-Shan Rd., Sec. 3, Chung-Ho City, Taipei Hsien, Taiwan, Republic of China (hereinafter "Infortrend").

RECITALS

        WHEREAS, Dot Hill is engaged in the business of manufacturing and providing computer storage solutions to prospective computer industry clients, both directly to end users and through resellers.

        WHEREAS, Infortrend is engaged in the business of manufacturing storage computer components; and

        WHEREAS, Dot Hill desires to purchase certain storage computer components from Infortrend to incorporate into Dot Hill's products for use, rental and sale to others, and Infortrend desires to sell such storage computer components to Dot Hill.

        NOW THEREFORE, in consideration of the promises and the covenants set forth herein and intending to be legally bound, the parties hereby agree as follows:

AGREEMENT

1.    DEFINITIONS. Words, as employed in this Agreement, shall have their normally accepted meanings. The terms "herein" and "hereof', unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural and vice versa. The following terms shall have the described meanings:

        1.1  "Accepted" shall mean the acceptance of a Product by the procedure as specified in Section 4.2(a).

        1.2  "API" shall mean Infortrend's proprietary application programming interface(s) provided in Source Code and Object Code form, which enable Dot Hill storage products to interoperate with the Licensed Software and Licensed Firmware.

        1.3  "Business Day" or "Working Day" shall be each week day that companies, with a business similar to the business of each of the parties, are generally open for business in California and in Taiwan, as the case may be.

        1.4  "Demand Replenishment Program" shall mean the program which provides for Infortrend-owned Product located at a designated [...***...] locations to be delivered to Dot Hill-designated location(s) within the timeframe(s) such Product is required by Dot Hill and which shall be provided to Dot Hill by means of a Demand Trigger, as further described in Section 4.4 and Exhibit H.

        1.5  "Demand Trigger" shall mean the mechanism, whether written or by electronic means in a method agreed to by the parties, by which Dot Hill communicates to Infortrend the required

Product(s), quantities, delivery locations and delivery timeframes, for Orders delivered by Dot Hill to Infortrend in accordance with the terms of this Agreement.

        1.6  "Documentation" shall have the same meaning as that term is ascribed thereto in the definitions section of Exhibit K.

        1.7  "Dot Hill Contractor" shall mean any of the following third parties that must be authorized by Dot Hill in writing to purchase Products directly from Infortrend for integration into a product that is designed by or for Dot Hill: (a) Sun, (b) [...***...] Corporation, or (c) any [...***...] manufacturer that produces products by or for Dot Hill and is approved in writing by Infortrend, which approval shall not be unreasonably withheld, delayed or conditioned. Such authorization or a request by Dot Hill for Infortrend to approve such [...***...] manufacturer as an authorized Dot Hill Contractor will be provided by Dot Hill to Infortrend at or about the same time it is provided by Dot Hill to such Dot Hill Contractor.

        1.8  "Effective Date" shall mean the effective date of Dot Hill's Product Purchase Agreement with Sun.

        1.9  "Error" shall have the same meaning as that term is ascribed thereto in the definitions section of Exhibit K.

        1.10 "Error Correction" shall have the same meaning as that term is ascribed thereto in the definitions section of Exhibit K.

        1.11 "Escrow Agreement" shall mean that certain Escrow Agreement by and between Dot Hill, Infortrend, Sun and the Escrow Agent.

        1.12 "Existing Agreement" shall mean that certain OEM Agreement by and between Infortrend and Dot Hill that was executed by Stone Lo on September 8, 2000 and Jim Lambert on September 22, 2000.

        1.13 "General Availability" or "GA" shall mean the first production shipment of commercial quantities of a Product by Dot Hill to a customer.

        1.14 "Intellectual Property Rights" shall mean all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired, including all (a) patent rights; (b) rights associated with works of authorship, including copyrights and mask work rights; (c) rights relating to the protection of trade secrets and confidential information; and (d) any right analogous to those set forth herein and any other proprietary rights relating to intangible property; but specifically excluding trademarks, service marks, trade dress, trade names and service names.

        1.15 "Leadtime" shall mean the number of days from placement of a Order or Demand Trigger to the time of delivery to the specified delivery location that the parties may mutually agree upon initially and from time to time. The parties will engage in commercially reasonable efforts to determine the initial Leadtimes within thirty (30) days after the Effective Date.

        1.16 "Licensed Firmware" shall mean Infortrend firmware which forms an integral part of a Product, including: (a) any diagnostics, set-up configuration software and device drivers included in such microcode; and (b) any Updates and Upgrades to such firmware that are made available by Infortrend to Dot Hill under this Agreement.

        1.17 "Licensed Software" shall mean the Infortrend software programs that are identified in Exhibit A, if any, including: (a) any diagnostics, set-up configuration software and device drivers included in such programs; and (b) any Updates and Upgrades to such software programs that are made available by Infortrend to Dot Hill under this Agreement. As of the date of execution of this Agreement by both parties, there are no Infortrend software programs currently identified on Exhibit A.

        1.18 "Manufacturing Agreement" means that certain Manufacturing Agreement, dated May 20, 2002, by and between Dot Hill and Solectron Corporation, solely in the form in which it exists on such date, in the form provided by Dot Hill to Infortrend prior to the date of execution of this Agreement by the parties.

        1.19 "Manufacturing Rights Agreement" means that certain Manufacturing Rights Agreement by and between Dot Hill, Infortrend and Sun.

        1.20 "Minimum Purchase Rights Period" means the period that begins on the Effective Date and ends [...***...] immediately thereafter.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.21 "Object Code" shall mean the fully complied version of a software program or microcode that can be executed by a computer and used by a user without further compilation.

        1.22 "Order" shall mean, individually and collectively, a procurement purchase order issued for Products by Dot Hill or a Dot Hill Contractor.

        1.23 "Product(s)" shall mean the storage software products and hardware products, including related firmware included as part thereof, set forth in Exhibit A.

        1.24 "Quarter" shall mean each succeeding three (3) consecutive month period during the term of this Agreement, beginning with the first day of the third full calendar month after the month in which the Effective Date occurs.

        1.25 "Specifications" shall mean the applicable product specifications for each Product that is set forth in Exhibit E to this Agreement.

        1.26 "Source Code" shall mean program code in high-level computer language readable by humans skilled in the language. "Source Code" includes available related development documentation, including source code comments, and internal development tools necessary to develop the Licensed Software and Licensed Firmware.

        1.27 "Sun" shall mean Sun Microystems, Inc. and its affiliates.

        1.28 "Supplier Guidelines" shall mean Dot Hill's then-existing supply chain management directives and include, without limitation, requirements in the areas of quality, qualification, compliance, connectivity, cost, supply and performance, and may include requirements for auto-swap, co-planning, Demand Replenishment Program certification, direct ship, supplier performance management and other initiatives.

        1.29 "Unexpected Failure" shall mean identical, reproducible Product failures that are due to the same or substantially similar cause, which occur in the same series of Product and impair the use of the Product and which occur within [...***...] after the date of delivery of the Product, and are equal to or in excess of [...***...] of the total number of Product from any production lot or [...***...] of the total number of Products delivered to Dot Hill during any [...***...] period (the "Unexpected Failure Rate"), resulting from defects in materials, workmanship, manufacturing process or design.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.30 "Unique Components" shall mean those components or raw materials Dot Hill and Infortrend have agreed in writing upon from time to time, on a Product by Product basis, are to be used exclusively in Products.

        1.31 "Update" shall have the same meaning as that term is ascribed thereto in the definitions section of Exhibit K.

        1.32 "Upgrade" means a releases, modification, enhancement, or extension to the Licensed Software and Licensed Firmware containing major new features or functionality.

        1.33 "Upside Support" shall mean the applicable maximum percentage increase set out in Exhibit H of the quantity of each Product constituting the undelivered portion, from time to time, of quantities of such Product to be delivered in the then-current Quarter pursuant to Orders that are received on or before the first day of such Quarter, or the then-current forecast for such Quarter, as of the first day of such Quarter, whichever shall result in the higher amount ("Projected Quarterly Deliveries"), in excess of the Projected Quarterly Deliveries for such Quarter that, upon request by Dot Hill, Infortrend shall sell and deliver to Dot Hill under this Agreement.

2.    PRODUCT PRODUCTION, DISTRIBUTION RIGHTS AND DEDICATED PERSONNEL

        2.1    Product Production.    Infortrend will notify Dot Hill, in writing, of the physical address of the facilities in which the Products will be produced, prior to the production of each Product. Dot Hill requires that Infortrend use a company that provides manufacturing services ("External Manufacturer") to manufacture the Products. The parties will identify on Exhibit D all External Manufacturers and location of the facilities for manufacture of the Products. Supplier will contract with the identified External Manufacturers for the manufacturing services related to the Products. Infortrend shall not change any External Manufacturer or use its facility in Taiwan to manufacture Products without the prior written approval of Dot Hill, which approval will not be unreasonably withheld, delayed or conditioned. Use of External Manufacturers shall not relieve Infortrend from its duties under this Agreement. The External Manufacturers will build to the Specifications, [...***...].

        2.2    Reverse Engineering.    Except as otherwise provided in any license rights provided to Dot Hill in this Agreement or in the Manufacturing Rights Agreement, Dot Hill shall have no right to manufacture, to modify or to copy the Products. Except as otherwise provided in Section 2.5, Dot Hill shall not use any confidential or proprietary information of Infortrend to create any products which are functionally, visually or otherwise similar to any Products. Dot Hill shall not reverse engineer, disassemble or decompile any of the Products, or make any attempt to obtain or derive the source code from any Products provided in Object Code form under this Agreement, unless and except to the extent otherwise permitted under applicable law. Nothing herein shall limit Dot Hill's ability to purchase components comparable to the Products from other sources or to independently develop any components or products, including any components comparable to the Products.

        2.3    License Rights

          (a)  Subject to Dot Hill's payment of all applicable fees as are set forth on Exhibit A, if any, for a Product, Infortrend hereby grants Dot Hill a non-exclusive, royalty-free, fully paid-up, perpetual, worldwide license to use, reproduce, display, perform and distribute, directly or indirectly through multiple tiers, the Licensed Firmware solely as integrated into each such Product.

          (b)  Subject to Dot Hill's payment of all applicable fees as are set forth on Exhibit A, if any, for Licensed Software provided to Dot Hill under this Agreement and intended for use in or with a Product, Infortrend hereby grants Dot Hill a non-exclusive, royalty-free, fully paid-up, perpetual, worldwide license to use, reproduce, display, perform and distribute, directly or indirectly through multiple tiers, of the Licensed Software solely as integrated in or used with each such Product.

        2.4    Infortrend Personnel.    Infortrend shall provide certain personnel to service the Dot Hill account. These will initially be an Account Manager, a Program Manager, a Systems Support Engineer,

a Quality Engineer, and a Buyer/Planner. The Systems Support Engineer shall be located in California or such other location as may be agreed to by Dot Hill, which agreement shall not be unreasonably withheld, delayed or conditioned. The Quality Engineer shall be located within the San Francisco Bay Area of California until such time as the DPM levels set forth in Exhibit F have been obtained for at least four (4) consecutive calendar weeks. All other personnel may be located at a location determined by Infortrend. All such individuals assigned will be replaced upon reasonable notice from Dot Hill if reasonable cause exists for such replacement. Infortrend will select and identify all such personnel within a commercially reasonable period after the Effective Date of this Agreement. [...***...] The individuals will be required to execute normal confidentiality agreements and comply with rules established by Dot Hill for employees of other companies working in Dot Hill facilities. Details of the roles of the personnel will later be mutually determined by the parties. Dot Hill will provide office and lab space as Dot Hill reasonably deems appropriate for the Systems Support Engineer if he or she works at Dot Hill.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        2.5    API License.    Infortrend hereby grants to Dot Hill a non-exclusive, royalty-free, fully paid-up, perpetual, worldwide license to use and reproduce the API solely to modify the software embedded in Dot Hill products as necessary to enable Dot Hill products to interoperate with the Licensed Software and Licensed Firmware, and to distribute the API included in the modified Dot Hill software solely for use with the Products. Such modified Dot Hill software shall not provide exposed access to the API. The API shall be deemed to be the Confidential Information of Infortrend and treated in accordance with Exhibit C. Infortrend represents and warrants to Dot Hill that the API does not contain any virus, worm or other harmful code. Except as set forth in the immediately preceding sentence of this Section 2.5, Dot Hill acknowledges that Infortrend has made no representations or warranties with respect to the API and that the API is not covered by the Specifications.

3.    EXCLUSIVITY, NEW PRODUCTS AND UNIQUE COMPONENTS

        3.1    Exclusivity.    At all times during the Minimum Purchase Rights Period, and also thereafter while this Agreement is in effect, Infortrend hereby grants to Dot Hill the exclusive right to market, distribute and support the Infortrend [...***...] SCSI controller product (the "Infortrend [...***...] SCSI Controller"); provided, however, that (a) if Dot Hill fails to pay for at least [...***...] of the Infortrend [...***...] SCSI Controllers no later than [...***...] after the later of (i) [...***...], or (ii) [...***...], and (b) such failure does not result from a delay or failure of Infortrend to deliver Products in a timely manner to Dot Hill, then the foregoing exclusive right shall become non-exclusive. Nothing in this Section 3.1 shall constitute or be deemed to be any commitment by Dot Hill to purchase any quantities of any Products.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        3.2    Quarterly Management Reviews.    The parties will conduct quarterly management reviews of the Products. During such reviews and to the extent not prevented by confidentiality restrictions, the parties will share with each other product plans and roadmaps for future products.

        3.3    Unique Components.    Infortrend shall not use, sell, distribute or otherwise transfer any configuration of a Product that contains any Unique Components. Nothing in this Section 3.3 shall limit the ability or right of Infortrend to use, sell, distribute or otherwise transfer any configuration of any Product that does not contain such Unique Components.

4.    ORDERING TRANSACTIONS

        4.1    Prices

          (a)    The prices for Products purchased under this Agreement shall be as indicated in Exhibit A. Except as otherwise set forth in Exhibit A, Product prices are inclusive of freight and all taxes. All amounts set forth in Exhibit A are in U.S. dollars.

          (b)    Infortrend represents and warrants that the prices charged by Infortrend to Dot Hill for each of the Products [...***...].

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        4.2    Payment Terms

          (a)  Payment for each Product shall be made to Infortrend within [...***...] after Products are drawn from a [...***...] location pursuant to the provisions of Exhibit H based on a Demand Triggers. Dot Hill shall have the right to inspect, or have inspected, Products within fifteen (15) days after such pull, and if Dot Hill reasonably determines that a Product is non-conforming, it may return such Product to Infortrend during such period. If a Product is not returned to Infortrend during such period, it shall be deemed "Accepted." Upon the return of a Product during such fifteen (15)  day period because it is not conforming, credit shall be provided by Infortrend to Dot Hill for the original amount due for such Product. All returns will be made pursuant to the RMA process described in this Agreement.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (b)  Dot Hill's credit limit for purchases or all products of Infortrend, whether under this Agreement or otherwise, shall be a total of [...***...] U.S. Dollars (U.S. [...***...]. This credit limit may be increased by Infortrend upon written notice to Dot Hill. If Dot Hill exceeds the credit limit, Dot Hill shall pay Infortrend immediately an amount necessary to bring its aggregate outstanding credits within the credit limit. This credit limit may be decreased in a reasonable amount by Infortrend upon thirty (30) days written notice if Dot Hill's overall liquidity position changes in a detrimental manner. When Dot Hill reaches the credit limit, Infortrend shall not be obligated to provide to Dot Hill any additional products or services under this Agreement until the outstanding credits are brought within the credit limit, and Infortrend may [...***...] any Products on order to other customers of Infortrend. If Dot Hill brings the outstanding credits under the credit limit, Infortrend shall deliver Products previously ordered in accordance with the Demand Replenishment Program in Section 4.4 of this Agreement to the extent the dollar amount of the Products to be delivered does not cause Dot Hill to exceed the credit limit.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (c)  If Dot Hill fails to pay an overdue payment within fifteen (15) days after the day on which it is due, Infortrend, at its sole option and upon five (5) business days notice to Dot Hill, may suspend all or any portion of Infortrend's performance hereunder, pending Dot Hill curing such default. Such suspension of performance shall not limit Infortrend's other rights or remedies with respect to overdue payments.

        4.3    Ordering.    This Agreement does not constitute a contract to purchase any quantity of Products from Infortrend. In the event that Dot Hill elects to purchase Products from Infortrend, Dot Hill shall issue and deliver an Order to Infortrend. Such Order shall be submitted in writing or via electronic data interchange ("EDI"). Each Order shall specify quantity, part number, price, and requested and other such matters necessary for the individual transaction to be adequately described. Infortrend shall accept Dot Hill's Orders to the extent that such Orders are consistent with Dot Hill's then-current forecast for the applicable period and applicable Leadtimes. The parties will use commercially reasonable efforts to implement, within [...***...] of the Effective Date, the systems and procedures that would enable them to submit/receive such Orders in compliance with Exhibit G. Neither party will be considered in breach of its obligations under this Section 4.3 if it does not implement such systems and procedures within such [...***...] period, provided such party has used commercially reasonable efforts to implement such systems and procedures.

        4.4    Demand Replenishment Program.    Infortrend shall maintain an inventory of the Products set forth in Exhibit H as implemented through the Demand Replenishment Program set forth on Exhibit H. The costs associated with the maintenance of such inventory shall be borne entirely by Infortrend.

        4.5    Rescheduling and Cancellation

          (a)  Dot Hill shall have the same rights to cancel Orders for and reschedule delivery of Products under this Agreement as Dot Hill has with [...***...], with respect to Dot Hill products that contain Products, and Infortrend shall have the same related obligations, together with any mitigation effort obligations, under this Agreement as [...***...], with respect to Dot Hill products that contain Products. Such rights and obligations are hereby incorporated by reference into this Section 4.5(a) and shall form a part of this Agreement.

          (b)  Limitation on Dot Hill Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY, DOT HILL SHALL NOT BE LIABLE TO OR OBLIGATED TO PAY INFORTREND UNDER THIS SECTION 4.5 OR UNDER SECTION 7 OF EXHIBIT H OF THIS AGREEMENT FOR ANY CARRYING COSTS AND OTHER CHARGES FOR ANY PURCHASES OF PRODUCTS WHICH ARE TO BE MADE BY ANY DOT HILL CONTRACTORS.

        4.6    Upside Support.    The terms and conditions for Upside Support are set forth in Exhibit H. Infortrend will use commercially reasonable efforts to accommodate Dot Hill requests for Products beyond the Upside Support agreed to in Exhibit H. Upon designation of a Dot Hill product that includes a Product as end of life by Dot Hill, Infortrend shall not be required to provide for Upside Support for such Product unless mutually agreed by the parties. When requested by Dot Hill, Infortrend shall use commercially reasonable efforts to sell and deliver Product(s) to Dot Hill at an accelerated delivery schedule.

        4.7    Dot Hill Contractors.    Subject to the foregoing provisions in this Section 4.7 and upon receipt by Infortrend of a written authorization from Dot Hill, a Dot Hill Contractor shall have the right to issue purchase orders directly to Infortrend for the purchase of Products under this Agreement, up to Dot Hill's authorized limit in such authorization; provided, however, each such purchase shall be subject to a separate reasonably established credit limit by and between Infortrend and such Dot Hill Contractor, as such credit limit may change from time to time upon mutual agreement by and between Infortrend and such Dot Hill Contractor. Upon Infortrend's receipt of such authorization from Dot Hill, Infortrend will determine if an authorized Dot Hill Contractor is creditworthy to purchase Products from Infortrend, which determination shall be reasonably made. If Infortrend determines that such Dot Hill Contractor is creditworthy, then Infortrend shall establish an appropriate credit limit with such Dot Hill Contractor and fulfill purchase orders received from Dot Hill Contractors under the same terms and conditions of this Agreement as if Dot Hill had submitted such purchase orders in its own name to Infortrend for fulfillment under this Agreement. With respect to such purchases and the related Products, the applicable Dot Hill Contractor shall have all of the obligations of Dot Hill, as are set forth in this Agreement with respect to the Products that such Dot Hill Contractor purchases. All purchases made by Dot Hill Contractors shall be aggregated for the purpose of determining all applicable volume discounts and any exclusivity conditions that exist under this Agreement. Each Dot Hill Contractor shall be responsible to pay Infortrend directly for Products that it orders.

Notwithstanding anything to the contrary in this Agreement, Dot Hill shall not be liable to pay for any Products that are ordered by Dot Hill Contractors, and shall not be liable to Infortrend for any carrying costs, charges or other fees under this Agreement that apply to the Products ordered by Dot Hill Contractors, or for any liabilities or carrying costs which pertain to raw materials or components that are to be used in Products purchased by Dot Hill Contractors. The responsibility for the payment of all such liabilities or costs shall borne solely by such Dot Hill Contractors.

        4.8    Qualification, Demonstration, Support and Training Units.    At the request of Dot Hill, Infortrend shall sell to Dot Hill a total of up to [...***...] units of Products at the [...***...]: (a) [...***...] units that may be purchased, and (b) [...***...]. All such units of Products will be used in products that are to be used by Sun for qualification, demonstration, support, training or other internal purposes. Unless otherwise agreed by the parties, each purchase of [...***...] will be in an [...***...]. All units will be available for purchase by Dot Hill prior to revenue release of the Products.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.    FORECAST, PRODUCT PRICING AND INVENTORY MANAGEMENT

        5.1    Forecasts.    Dot Hill shall provide Infortrend with at least a [...***...] rolling forecast, by month, of its intended purchases of Products, updated monthly by the third business day of each month (the "Rolling Forecast"). The Rolling Forecast will be for Infortrend's convenience only and shall not create any obligation or liability for Dot Hill to purchase Product. Such forecasts shall be prepared in good faith, on a reasonable basis, based primarily on Dot Hill's internal forecasts of its sales for the period.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        5.2    [...***...].    Infortrend shall provide to Dot Hill a [...***...]. Infortrend will work actively to achieve cost reductions on all materials/processes associated with a Product. Infortrend will provide to Dot Hill an anticipated [...***...], on a quarterly basis, as part of Dot Hill's Product Cost Review process. Dot Hill encourages Infortrend to suggest to Dot Hill changes to materials/processes, however small, that will result in improved performance, reliability or yield of Products. Any such changes proposed by Dot Hill are subject to the notification and acceptance provisions of Exhibit F. If any such changes reduce the cost of a Product ordered by Dot Hill after the implementation of such change, [...***...] of the resulting cost savings, reduced by the cost of implementing such change until fully credited, in excess of the price reduction for such Product made as provided above, will be passed on to Dot Hill with respect to each such Product. The remaining [...***...] of such costs savings will be retained by Infortrend.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.    ALLOCATION, PACKING AND SHIPPING

        6.1    Allocation.    Infortrend will notify Dot Hill promptly whenever Infortrend identifies a reasonable likelihood that there is or will be a materials or capacity constraint that adversely affects Infortrend's ability to meet Dot Hill's Rolling Forecast for Product(s) ("Supply Constraint"). During any period of Supply Constraint, Infortrend agrees, at a minimum, to allocate materials and capacity to Dot Hill under whichever of the following formulas would give Dot Hill the greatest quantity of Products: (i) in proportion to Dot Hill's [...***...] of all of Infortrend's customer Orders for the previous [...***...] full months for Products which use such scarce materials or capacity; (ii) in proportion to Dot Hill's [...***...] of all of Infortrend's [...***...] for Products which use the scarce materials or capacity; or (iii) any allocation formula which Infortrend utilizes with any other customer.

        6.2    Packing and Labeling.    Products shall be suitably packed and shipped with the requirements of common carriers, and in such manner as to assure against damage from transportation, weather and other environmental conditions. Infortrend shall adhere to the requirements set forth in the Dot Hill Packaging and Labeling Requirements Policy in the form provided to Infortrend by Dot Hill prior to the date of execution of this Agreement by both parties (the "Policy"). Dot Hill may amend such Policy from time to time, and, subject to the succeeding sentences, Infortrend shall be obligated to adhere to the requirements of any reasonable amendment to the Policy within thirty (30) days of receiving written notice of such amendment. Infortrend will inform Dot Hill of any amendments to such Policy that will increase Infortrend's costs no later than ten (10) business days after such changes are provided by Dot Hill to Infortrend. Infortrend shall have no obligation to adhere to any such amendment unless such cost increase is material in nature, and Dot Hill agrees to reimburse Infortrend for such cost increase.

        6.3    Packing List.    A packing list shall accompany each shipment indicating the Products included therein. Dot Hill Order numbers, Products serial numbers and Part numbers shall be indicated on the packing list and all shipping containers.

        6.4    Risk Of Shipping.    Delivery shall be [...***...] to a Dot Hill-specified delivery destination. Infortrend shall be responsible for any loss or damage to Product due to Infortrend's failure to properly preserve, package, or handle the Product. Notwithstanding any prior inspection, Infortrend will bear all risk of loss, damage or destruction to the ordered Products until delivery to the specified delivery location.

        6.5    Late Shipping.    If Infortrend is unable to deliver the total quantity of Products ordered on the scheduled delivery date, Infortrend shall notify Dot Hill promptly of such inability, and Dot Hill may, at its sole option, consent to partial delivery of such Products. If Dot Hill does not consent to such partial delivery, Dot Hill may: (1) reschedule the delivery; or (2) if such partial delivery is due to the fault of Infortrend, cancel the affected portion of the order without any further obligation to Infortrend for the canceled portion. Partial deliveries shall be separately invoiced by Infortrend. In addition, if it should be reasonably determined that a shipment of Product will not be delivered on the agreed delivery date, upon Dot Hill's request, Infortrend shall, at Infortrend's expense, use such expedited transportation as may be necessary to deliver Product at the earliest possible date; provided, however, that if such delay is caused by a force majeure event, then, if Dot Hill requests expedited delivery, Dot Hill shall be responsible for any Dot Hill-authorized transportation costs in excess of normal costs.

7.    DOCUMENTATION, TRAINING, QUALITY, PROCUREMENT SPECIFICATION CHANGES AND TECHNICAL SUPPORT

        7.1    Documentation.    Infortrend shall, upon request, provide Dot Hill with documents relating to the specifications and capabilities of the Products. To the extent that there are any inconsistencies between such documents for the Product and the Specifications, the Specifications will govern, and such documents shall not constitute a representation or warranty of Infortrend with respect to any matter therein.

        7.2    Training.    Upon mutual agreement of the schedule and cost to be incurred, Infortrend shall provide training to enable Dot Hill to install, operate, test, and maintain the Products.

        7.3    Quality.    Infortrend shall at all times deliver Products which conform in all material respects to the Specifications, and Infortrend shall comply with Infortrend Quality Program and Customer Support Quality Program attached as Exhibit F and Exhibit F-1. The quantity of Products which Infortrend provides to Dot Hill shall not exceed the Defects Per Million ("DPM") levels set forth in

Exhibit F. Dot Hill shall not be required to accept any product of Infortrend that is not qualified by or for Dot Hill for use in or with Dot Hill's products, except as otherwise mutually agreed upon by the parties, in writing. Dot Hill acknowledges that the Products, that have been supplied previously to Dot Hill before the date of execution of this Agreement by both parties, have been qualified by Dot Hill.

        7.4    Specification Changes.    Dot Hill may, at any time, make a revision to the Specifications with Infortrend's approval, which approval shall not be unreasonably withheld, delayed or conditioned by Infortrend. Dot Hill shall give Infortrend written notice of each such change. Any such change shall take effect within a commercially reasonable period of time after its approval by Infortrend. If a requested revision by Dot Hill to the Specification results in a material increase in costs or time required for performance by Infortrend, then Infortrend shall not have any obligation to implement such revision unless an appropriate adjustment is made in the price or delivery requirements for the applicable Product.

        7.5    Technical Support.    If Products do not conform to the Specifications or appear to be defective, Dot Hill shall promptly notify Infortrend of such asserted defect or non-conformity and provide Infortrend with necessary and required information for Infortrend to make an analysis of such asserted defect or non-conformity. Infortrend's obligations with respect to technical support of Products, including technical support for defective or non-conforming Products, are set forth in Exhibit F, Exhibit F-1, and Exhibit K hereto.

        7.6    Supplier Guidelines.    Infortrend will use commercially reasonable efforts to comply with the Supplier Guidelines provided to Infortrend by Dot Hill prior to the date of execution of this Agreement by both parties. Dot Hill may, from time to time, make revisions to the Supplier Guidelines. Infortrend will review each revision of the Supplier Guidelines, that is provided by Dot Hill to Infortrend, within thirty (30) days of Infortrend's receipt thereof. If Infortrend has any reason to believe it may not be able to comply with any revision to the Supplier Guidelines, then Infortrend shall promptly notify Dot Hill in writing of such compliance issue, and the parties will negotiate to promptly resolve any reasonable objections that Infortrend has raised regarding its compliance with such revision. If a requested revision by Dot Hill to the then-existing Supplier Guidelines results in any material increase in costs or time required for performance by Infortrend, then Infortrend shall not have any obligation to implement such revision unless an appropriate adjustment is made in the price or delivery requirements for the applicable Product. Infortrend acknowledges that Dot Hill will use the Supplier Guidelines to evaluate Infortrend's performance, including with respect to requirements that are the subject of unresolved Infortrend objections.

        7.7    Dot Hill Initiatives.    Infortrend will implement or otherwise negotiate with Dot Hill the provisions of all Dot Hill Break Through Supply Chain ("BTSC") initiatives that are applicable to Infortrend's performance under this Agreement and provided by Dot Hill to Infortrend, including, without limitation, Advanced Material Planning (AMP) and scorecarding. Infortrend will review each of such Dot Hill initiatives, provided to Infortrend by Dot Hill, within thirty (30) days of Infortrend's receipt thereof. If Infortrend believes it may not be able to comply with any such Dot Hill initiatives, Infortrend shall promptly notify Dot Hill of its belief and the parties will negotiate to promptly resolve any reasonable objections that Infortrend raised regarding its compliance with the initiative. If any such BTSC initiatives, or any requested revisions thereto by Dot Hill, results in any material increase in costs or time required for performance by Infortrend, then Infortrend shall not have any obligation to implement such BTSC initiative or such revision, as the case may be, unless an appropriate adjustment is made in the price or delivery requirements for the applicable Product. Infortrend acknowledges that Dot Hill will use the BTSC initiatives to evaluate Infortrend's performance, including with respect to requirements that are the subject of unresolved Infortrend objections.

8.    WARRANTY AND RMA

        8.1    Warranty Period.    Infortrend warrants that the Product(s) will be free from defects in design, materials and workmanship and will conform in all material respects to the Specifications on the date on which Dot Hill takes delivery of the Product and for [...***...] thereafter. Infortrend represents and warrants to Dot Hill that Products do not contain any virus, worm or other harmful code. With respect to any Product that is defective or non-conforming, Infortrend shall either (i) ship a replacement Product within three (3) business days while this Agreement is in effect, and within five (5) business days after the expiration or termination of the Agreement, after receipt of notification from Dot Hill that the Product is defective or non-conforming, or (ii) credit Dot Hill for the amount [...***...] for such Product immediately after its return to Infortrend. Infortrend shall maintain sufficient quantities of Product under the Demand Replenishment Program to meet these obligations. Infortrend makes no, and hereby disclaims, any warranty with respect to any design provided by Dot Hill. Each repaired or replaced Product shall be warranted, as provided in this Section 8.1, for the longer of [...***...] from the date of shipment of the repaired or replacement Product or the remainder of the original warranty period on the defective or non-conforming Product, whichever is longer.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.2    WARRANTY DISCLAIMER.    EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION 8 OF THE AGREEMENT, INFORTREND MAKES NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. IN ADDITION, INFORTREND MAKES NO WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR COURSE OF DEALING. IF INFORTREND HAS FULLY AND SATISFACTORILY PERFORMED ALL OF ITS OBLIGATIONS UNDER THIS ARTICLE 8 WITH RESPECT TO UNITS OF PRODUCT IN A TIMELY FASHION, THEN THE REMEDIES IN THIS SECTION 8 SHALL CONSTITUTE DOT HILL'S SOLE REMEDY FOR A BREACH OF INFORTREND'S WARRANTIES IN THIS ARTICLE 8 WITH RESPECT TO SUCH UNITS.

        8.3    RMA Request Within Warranty Period.    Dot Hill shall request a Return Material Authorization ("RMA") number from Infortrend prior to returning any defective or non-conforming Products to Infortrend. Dot Hill shall submit warranty claims to Infortrend in writing, within thirty (30) days after becoming aware of any defect or non-conformity, with a brief description of the defect or non-conformity, indicating the date of the claim and model and serial number of the defective or non-conforming Products.

        8.4    Repair Schedule And Freight Expense.    For the purpose of this Section 8.4, the term "Designated Location" shall mean Infortrend's locations in California, or such other Infortrend location in the Western United States that is reasonably acceptable to Dot Hill. During the warranty period, Dot Hill may return defective or non-conforming Products to the Designated Location, freight, duty, taxes, customs and brokerage fees prepaid, and the Designated Location shall ship the replacement Products to Dot Hill or a Dot Hill-designated location in the Western United States within three (3) business days while this Agreement is in effect, and within five (5) business days after the expiration or termination of the Agreement, of Infortrend's receipt of an RMA request from Dot Hill, freight, duty, taxes, customs and brokerage fees prepaid. Out of warranty items may be returned by Dot Hill to the Designated Location, freight, duty, taxes, customs and brokerage fees prepaid, and Infortrend shall ship replacement Products to Dot Hill or a Dot Hill-designated location in the Western United States within three (3) business days of Infortrend's receipt of an RMA request from Dot Hill, freight, duty, taxes, customs and brokerage fees prepaid and billed, using a transportation method approved by Dot Hill which is reasonably acceptable to Infortrend. If Infortrend does not receive the defective or non-conforming product within thirty (30) days of receiving the RMA request, then Infortrend will invoice Dot Hill for the previously shipped replacement Product, and the related freight, duty, taxes, customs and brokerage fees, and Dot Hill shall pay such invoice within thirty (30) days of its receipt thereof.

        8.5    Prices And Payment Term for Repair Service Charge

          (a)  During the warranty period for a Product, the repair or replacement service provided by Infortrend is free unless such Product is mishandled, including, without limitation, by the Product being operated on reverse polarity, causing the Products to be burned.

          (b)  During the Term of this Agreement, the Out of Warranty Repair Price Schedule shall be as indicated in Exhibit B. All amounts set forth in Exhibit B are in U.S. dollars.

          (c)  The fixed repair charge for out of warranty repair includes instances where the returned Products cannot be fixed or no defects are found, as well as when they are fixed. Infortrend shall have the option either to repair returned Products or replace the returned Products with a similar unit or send the returned Products back to Dot Hill if no defect is found. If a returned Product cannot be repaired, Infortrend will notify Dot Hill of such fact and return such Product to Dot Hill unless Dot Hill instructs Infortrend to dispose of such Product within three (3) business days after receiving such notification from Infortrend.

          (d)  Unless prior written approval from Infortrend for a different arrangement is received, payments for repair services shall be made by Dot Hill in accordance with the payment terms of this Agreement.

        8.6    Repair and Spare Part Availability.    Infortrend will make available to Dot Hill maintenance services for Products and maintain an adequate inventory of unique parts for the Products during the term of this Agreement and for at least [...***...] after the termination or expiration of this Agreement for any reason other than Infortrend's termination of this Agreement pursuant to Section 10.2; provided, however, that for out of warranty repairs, Infortrend will use commercially reasonable efforts to provide such unique parts. Infortrend shall promptly advise Dot Hill of instances where Infortrend has been advised by its supplier that certain parts will no longer be available. Dot Hill shall help and inform Infortrend where to purchase such parts for Infortrend's use in manufacturing Products or for spare parts. Further, Infortrend shall substitute parts, wherever reasonable, in lieu of discontinuing Products due to an inability to purchase necessary parts.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.7    Failure Analysis.    Within five (5) business days after Infortrend receives Products returned to Infortrend by Dot Hill for failure to conform to Specifications and/or defect, Infortrend shall perform a failure analysis upon all returned Products and submit a formal report to Dot Hill describing the results of the analysis.

        8.8    Unexpected Failure.    Notwithstanding anything in this Agreement, the following provisions shall apply to Unexpected Failure.

          (a)  In the event of a suspected Unexpected Failure, Dot Hill shall promptly notify Infortrend, and shall provide the following information, if known and as may then exist: a description of the defect, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates of the defective Products. Dot Hill shall also deliver, or make available to Infortrend, samples of the defective Products for testing and analysis. Within five (5) business days of receipt of such notice and samples from Dot Hill, Infortrend shall provide its preliminary findings regarding the cause of the failures. Thereafter, Infortrend shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair and/or replacement of the affected Products, and other appropriate or desirable information with respect to the failure as Dot Hill may reasonably request.

          (b)  The parties shall cooperate and work together to expeditiously devise and implement a corrective action program which identifies the defective units for repair or replacement, and which minimizes disruption to the end users and Dot Hill's direct and indirect distribution channels.

          (c)  In the event of an Unexpected Failure, Infortrend shall be responsible for (i) as may be mutually agreed by the parties in any corrective action plan with respect to such Unexpected Failure, or at Infortrend's option if no such corrective action plan is agreed to, either: (a) repair and/or replacement of the defective Products; or (b) a credit or payment (if the affected Products have been paid for) to Dot Hill in an amount equal to the purchase price to Dot Hill for qualified nondefective, replacement Products that are acceptable to Dot Hill; (ii) if repaired or replaced, [...***...] to repair and/or replace the defective Products that have been pre-approved in writing by Infortrend, which approval shall not be unreasonably withheld, delayed or conditioned; and (iii) reasonable freight and transportation costs incurred in connection with the repair and/or replacement of the defective Products (and the larger product in which the Product is incorporated if the Product cannot be separated without undue inconvenience or disruption to the end user).

          (d)  Other costs not identified herein may be incurred by either party. The reimbursement, if any, of these costs will be mutually agreed by the parties. Infortrend shall have no liability or responsibility for any losses or damages under this Section 8.8 to the extent that claims with respect to any Unexpected Failure are due primarily to (i) Infortrend's or Infortrend's affiliates compliance with Dot Hill-supplied specifications and test procedures that are developed solely by Dot Hill, or directed specifically by Dot Hill for use by Infortrend or Infortrend's affiliates, and provided in writing by Dot Hill to Infortrend or Infortrend's affiliates for the testing of Products or its components; (ii) the negligence of Dot Hill or any other person (with the exception of Infortrend and its affiliates, and each of their respective employees, agents and subcontractors, and each of their respective suppliers of components, other than Infortrend or its affiliates,) in providing goods or services in connection with the design, development, production and distribution of Products; (iii) modification or alteration of the Product or its components by a party other than Infortrend or its affiliates; (iv) incorrect installation or improper incorporation of the Product or its components by a party other than Infortrend or its affiliates; or (v) defects in any components supplied specifically by Dot Hill or Dot Hill's agents for incorporation and use in the Products.

        8.9    Warranties by Dot Hill.    Infortrend shall not be responsible for any warranties regarding the Products that are made by Dot Hill in excess of those provided for in this Agreement unless Infortrend provides its prior written consent to Dot Hill for such warranties, which consent may be withheld by Infortrend in its sole discretion.

9.    PRODUCT DISCONTINUANCE. During the Minimum Purchase Rights Period, Infortrend shall, upon request by Dot Hill, provide Products to Dot Hill. Infortrend may discontinue manufacture and sale of a particular Product after giving Dot Hill at least [...***...] written notice of such discontinuance (a) at any time after the expiration of the Initial Term, as that term is defined in Section 10.1; or (b) within the Minimum Purchase Rights Period if all of the following conditions have been met: (i) written notice has been provided by Infortrend at least [...***...] after Dot Hill's initial revenue recognition date for the applicable Products; (ii) Dot Hill's written agreement, which it may not unreasonably withhold, delay or condition, to a replacement product which meets Dot Hill's engineering and other requirements; (iii) Infortrend's agreement to pay all Dot Hill's costs to migrate from the discontinued Product to the replacement product; (iv) if Dot Hill, in its reasonable opinion, determines that the replacement product can be qualified within the schedule agreed to between Dot Hill and Infortrend, and (v) Infortrend's agreement on an inventory migration plan for the discontinued

Product. If Infortrend discontinues production of any Product without complying with the terms of this Section 9, then Dot Hill may exercise its rights for such Product under the Manufacturing Rights Agreement or other provisions in this Agreement that provides rights to Dot Hill. Infortrend shall accept Dot Hill's Orders for discontinued Product for delivery during the [...***...] period set forth above in this Section 9.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.    TERM, TERMINATION AND EFFECT OF TERMINATION

        10.1    Term.    The term of this Agreement shall commence on the Effective Date and continue for a period of [...***...] ("Initial Term") and shall thereafter be automatically renewed for additional [...***...] periods (each, a "Renewal Term") unless either party gives written notice of termination at least [...***...] before the end of the Initial Term or the then-current Renewal Term, as the case may be. If any Order meeting the requirements of this Agreement is still in effect at the time this Agreement terminates or expires pursuant to this Section 10.1, then this Agreement shall continue in effect solely as to such Order until such time as the Order is fulfilled or is cancelled.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        10.2    Termination

          (a)    For Cause.    Either party may, by written notice to the other party, terminate this Agreement, or suspend its performance under this Agreement or cancel any Order hereunder without penalty, or both, if the other party fails to comply with any of the material provisions of this Agreement and such condition is not remedied within thirty (30) days after the defaulting party receives written notice thereof [...***...] business days if such failure is with respect to any obligation to pay any amount under this Agreement).

          (b)    For Bankruptcy Event.    Either party may, by written notice to the other party, terminate this Agreement, or suspend its performance under this Agreement or cancel any Order hereunder without penalty, or both, if the other party dissolves, liquidates, or ceases to conduct business or becomes insolvent, admits in writing its inability to pay its debts as they become due, files for any form of bankruptcy, has an involuntary bankruptcy petition filed against it which is not discharged within sixty (60) days, or makes an assignment for the benefit of creditors. If a party is involved in any of the events enumerated in this Section 10.2(b), such party shall notify the other party immediately of the occurrence of such event.

        10.3    Result of Termination

          (a)  In the event of any termination of this Agreement by either party or the expiration of this Agreement, neither party shall be entitled to any compensation, damages, loss of profits, or remuneration resulting solely from the termination or expiration of this Agreement, or for goodwill established during the term of Agreement.

          (b)  Within thirty (30) days of termination of this Agreement for any reason, each party shall return to the other party all confidential materials of the other party in its possession or control that is related to the Products, unless the Default License rights referenced in Section 14 have been triggered.

          (c)  Termination of this Agreement shall not affect Dot Hill's obligation to pay all amounts for which it is indebted to Infortrend as of the date of termination, which amounts shall become immediately due and payable, or amounts for which it becomes indebted to Infortrend subsequent to such termination.

          (d)  Expiration or any termination by either party of this Agreement shall not affect (a) any other rights or obligations of either party which may have accrued up to the date of such termination or expiration; or (b) the rights and obligations of the parties which are set forth in Sections 8 (WARRANTY AND RMA), 11 (INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION), 14 (BUSINESS CONTINUITY PLAN), 15 (LIMITATIONS OF LIABILITY), 16 (GENERAL INDEMNIFICATION), 17 (GENERAL), 18 (INSURANCE REQUIREMENTS AND OBLIGATIONS), 20 (APPLICABILITY OF TERMS) AND 21 (ENTIRE AGREEMENT).

11.  INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

        11.1    Rights to Use Trademarks.    Nothing contained in this Agreement shall be construed as licensing either party to use any trademark or trade name owned or used by the other party without the prior written consent of the other party.

        11.2    Ownership Claims and Identification.    Except for the license rights granted in this Agreement or the Manufacturing Rights Agreement, neither party shall claim any ownership or other interest in the intellectual property and proprietary rights of the other party. Neither party will in any way identify itself as the owner of the other party's copyrights, patents, trademarks, trade names, logos, company name or confidential information, register or attempt to register same in its name.

        11.3    Protection of Intellectual Property Rights.    Both parties shall use commercially reasonable efforts to protect the rights of the other party in its trademarks, patents, logos, service marks, copyrights and trade secrets. If either party becomes aware of any actual or suspected unauthorized use or disclosure of the other party's copyrights, patents, trademarks, service marks, trade secrets or confidential information, the party shall promptly notify the other party and shall, at the request of the other party, assist in the investigation and prosecution of such unauthorized use or disclosure.

        11.4    Confidential Information

          (a)  Each party hereto shall treat the other party's confidential information in accordance with the Non-disclosure Agreement attached as Exhibit C.

          (b)  Neither party shall, without prior the written consent of the other party, disclose the existence of any terms and conditions of this Agreement, any trade secrets, or confidential information, including, without limitation, technical data owned or provided by the other party hereunder, or in any manner advertise or publish any information concerning this Agreement. Notwithstanding the foregoing, (i) Infortrend may make such disclosures as are reasonably necessary to comply with any securities laws, regulations or rules, subject to Dot Hill's review and consent thereof, which shall not be unreasonably withheld, delayed or conditioned; and (ii) Dot Hill may make such disclosures of the terms and conditions of this Agreement to Dot Hill Contractors that Dot Hill desires to authorize the purchase of Products; provided, however, that each such Dot Hill Contractor agrees to be bound by the general confidentiality obligations of Dot Hill hereunder with respect to such terms and conditions.

        11.5    Infortrend's Intellectual Property Indemnification

          (a)  Subject to Section 11.5(c) of this Agreement, Infortrend, at its own expense, will defend, indemnify and hold Dot Hill and all of its affiliates, officers, directors, employees, agents and assigns harmless against any loss, liability, damage, expense, cost (including reasonable attorneys' fees incurred in the enforcement of this indemnity) to the extent arising or resulting from any claim that the Products or any portion thereof, or any Infortrend manufacturing process, process technology or methodology: (i) infringe a patent, copyright or other intellectual property right of the United States or any other country that is a member of the World Trade Organization, or (ii) misappropriates a trade secret; provided that Dot Hill: (1) gives Infortrend prompt written notice of such claim, (2) permits Infortrend to defend or settle the claim or proceed under Section 11.5(b) of this Agreement with respect to such claim, and (3) provides reasonable assistance to Infortrend in defending or settling the claim. Infortrend will: (x) defend or settle, at its own expense, any such claim; (y) keep Dot Hill advised of the status of such claim and of its defense and/or negotiation efforts; and (z) afford Dot Hill a reasonable opportunity to review and comment on significant actions planned to be taken by Infortrend on behalf of Dot Hill. Infortrend shall not enter into any settlement that materially effects in an adverse manner Dot Hill's rights or interests hereunder without Dot Hill's prior written approval, which approval will not be unreasonably withheld, delayed or conditioned. Dot Hill shall have no authority to settle any claim on behalf of Infortrend.

          (b)  As to any Product, or part thereof, or Infortrend's manufacturing process, process technology, or methodology that is subject to a claim described in Section 11.5(a) and which is enjoined or is reasonably likely to become enjoined or be impacted by an adverse judgment, Infortrend may, at its election:(i) obtain the right of continued marketing, distribution and use of such Product for Dot Hill; or (ii) replace or modify such Product to avoid such claim in a manner reasonably acceptable to Dot Hill, without changing the form, fit or function of the Product. If neither alternative can be achieved within a commercially reasonable period of time, then Dot Hill may terminate the Agreement for such Product and, in addition to Infortrend's obligations under Section 11.5(a), in the event of the issuance of an injunction that restrains the use or distribution of a Product, which injunction continues to be effective forty-five (45) days after its issuance, and subsequent to the end of such forty-five (45) day period, a Product subject to such injunction is returned to Infortrend by, or on behalf of, Dot Hill or the owner or user thereof whose use or distribution, as the case may be, of such Product is affected by such injunction, Infortrend will refund to Dot Hill, or such other party as directed by Dot Hill, as the case may be, an amount equal to the [...***...] to the original owner or user of the Product. Any such refund shall be provided only upon the return of the affected Products to Infortrend.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (c)  Infortrend will not defend or indemnify Dot Hill if any claim of infringement or misappropriation is: (i) asserted by a parent, subsidiary or other affiliate of Dot Hill; (ii) results from the design for such Product in the Specifications (to the extent the related design specification was provided by Dot Hill) or any design alteration of any Product that is implemented based on the specific written request of Dot Hill (collectively, a "Dot Hill Design"); or (iii) based upon the combination of the Products with any hardware or software that is not supplied by Infortrend, if such claim would have been avoided if the Product was not combined with such hardware or software.

        11.6    Dot Hill's Intellectual Property and Excess Warranty Indemnification

          (a)  Subject to Section 11.6(c) of this Agreement, Dot Hill, at its own expense, will defend, indemnify and hold Infortrend and all of its affiliates, officers, directors, employees, agents and assigns harmless against any loss, liability, damage, expense, cost (including reasonable attorneys' fees incurred in the enforcement of this indemnity) to the extent arising or resulting from (i) any claim that a Dot Hill Design that is implemented in the Products or the combination of the Products with any hardware or software that is not supplied by Infortrend, which claim would have been avoided if the Product was not combined with such hardware or software: (1) infringes a patent, copyright or other intellectual property right of the United States or any other country that is a member of the World Trade Organization, or (2) misappropriates a trade secret; or (ii) any warranties for the Products that are made by Dot Hill, to the extent such warranties are in excess of those provided for in this Agreement or otherwise authorized in writing by Infortrend: provided that Infortrend (a) gives Dot Hill prompt written notice of such claim, (b) permits Dot Hill to defend or settle the claim or proceed under Section 11.6(b) of this Agreement with respect to a claim of future infringement, and (c) provides all reasonable assistance to Dot Hill in defending or settling the claim. Dot Hill will: (x) defend or settle, at its own expense, any such claim; (y) keep Infortrend advised of the status of such claim and of its defense and/or negotiation efforts; and (z) afford Infortrend a reasonable opportunity to review and comment on significant actions planned to be taken by Dot Hill on behalf of Infortrend. Dot Hill shall not enter into any settlement that materially effects in an adverse manner Infortrend's rights or interests hereunder without Infortrend's prior written approval, which approval will not be unreasonably withheld, delayed or conditioned. Infortrend shall have no authority to settle any claim on behalf of Dot Hill.

          (b)  If the Product that is subject to a claim described in Section 11.6(a) is enjoined or is reasonably likely to become enjoined or be impacted by an adverse judgment, Dot Hill may, at its election: (i) obtain the right of continued marketing, distribution and use of such Product to Dot Hill and its customers, whether direct or indirect, for Infortrend; or (ii) modify the Dot Hill Design, or replace or modify the Dot Hill Product that gives rise to such claim, as the case may be, to avoid such claim in a manner reasonably acceptable to Infortrend. If neither alternative can be achieved by Dot Hill within a commercially reasonable period of time or the distribution of a Product is enjoined, then Infortrend may suspend its performance under this Agreement with respect to such Product until such time that Dot Hill achieves either of the foregoing alternatives. Additionally, Infortrend may terminate this Agreement with respect to such Product if Dot Hill fails to achieve either of the foregoing alternatives within (i) ninety (90) days after the occurrence of the event which gives rise to Dot Hill's right to make an election under this Section 11(b), or (ii) the issuance of such injunction, whichever first occurs.

          (c)  Dot Hill will not defend or indemnify Infortrend if any claim of infringement or misappropriation is (i) asserted by a parent, subsidiary or other affiliate of Infortrend, or (ii) results from the design or manufacture of any Product by Infortrend, its affiliates, subcontractors or suppliers.

12.  NOTICES

        12.1    Notices Regarding Defaults and Disputes.    All legal notices and other communications provided for under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by air courier, such as Federal Express, DHL or United Parcel Service, receipt of delivery which is acknowledged, to the named parties at the following addresses:

To Dot Hill: Dot Hill Systems Corporation 6305 El Camino Real Carlsbad, California 92009 Attn: Mr. Preston Romm	To Infortrend: Infortrend Technology Inc. 1700 Wyatt Drive, Suite 9 Santa Clara, California 95054 Attn.: [...***...]

The addresses for the purposes of this section may be changed in the manner provided herein for giving notice.

        12.2    Notices Regarding Routine Administrative Matters.    Notwithstanding the foregoing, notices regarding routine administrative matters, such as Orders or RMAs, shall be sent, with respect to Dot Hill, to the Dot Hill procurement personnel at the addresses noted in the Orders affected; and with respect to Infortrend, to Infortrend personnel at the addresses noted in its confirmation of the Orders affected. Such notices shall be in writing and sent by e-mail or facsimile for transmitting written communications.

13.    FORCE MAJEURE.    Neither party shall be liable to the other party for its failure to perform any of its obligations under this Agreement (excluding any payment obligations), during any period which such performance is delayed because of earthquakes, fire, flood, strikes, riots, wars, government regulations, and acts of God or other similar causes beyond its control, or a shortage of component parts or raw materials for Products that does not result from any negligent, reckless, or intentional act or omission by Infortrend to order the amount of component parts or raw materials, within established material leadtimes for the suppliers thereof, required to produce Products to fulfill Dot Hill's Orders and Demand Triggers, provided that the party experiencing the delay shall have promptly notified the other party of the delay. However, if any such delay shall continue for a period in excess of [...***...] consecutive days, then the other party shall have the right to terminate this Agreement [...***...] business days after giving the party affected by the event of force majeure written notice of such termination. Notwithstanding the foregoing, the occurrence of an event of force majeure shall not reduce or eliminate either party's responsibilities under its Business Continuity Plan.

14.    BUSINESS CONTINUITY PLAN.    Infortrend agrees to provide to Dot Hill documented evidence of a business continuity plan to ensure Infortrend's capability to provide the Products in the agreed upon timeframe after the occurrence of an event which may materially and adversely affect Infortrend's ability to deliver Products to Dot Hill as scheduled. Such event may include, without limitation, one or more of the following: (1) Infortrend system(s) component failures (including hard disk failure, computer virus, and local area network outages); (2) natural or man-made disasters (including, without limitation, fire, flood, earthquake, bombing, sabotage, and vandalism); (3) any work stoppages of any kind; and (4) any failure of a Infortrend subcontractor to provide materials. These plans also include development of alternate sourcing strategies for materials; redirection of Product manufacture, including work in progress and finished goods to another Infortrend location/facility (subject to qualification by Dot Hill). A Business Continuity Plan for each Product shall be provided to Dot Hill by Infortrend within thirty (30) days after the date of execution of this Agreement by both parties.

Infortrend will modify the Business Continuity Plan to incorporate any reasonably requested changes that are proposed by Dot Hill. Upon completion of the Business Continuity Plan it shall become a part of this Agreement as Exhibit I. Infortrend hereby provides its permission for Dot Hill to provide a copy of such Business Continuity Plan to Solectron Corporation and Sun. Infortrend will not be obligated to undertake, or omit to take, any action under a Business Continuity Plan that would have the effect of increasing materially Infortrend's Product costs.

15.  LIMITATIONS OF LIABILITY

        15.1    Notice of Actual or Potential Injury or Damage.    In the event that any Product is held or is believed by Infortrend to cause injury to person or property due to the Products being defective, Infortrend shall promptly notify Dot Hill in writing, and provide sufficient details to Dot Hill in such writing regarding such injury to person or property.

        15.2    Damage Limitation.    Each party's total liability to the other party for any claim arising or resulting from this Agreement, whether the claim be brought in contract or in tort (including negligence or strict liability), shall in no event exceed an amount equal to the amounts paid to Infortrend under this Agreement (a) with respect to all of the units of the Products to which such claim relates, or (b) if such claim does not relate to a Product, with respect to all of the Products.

        15.3    Damage Exclusion.    Under no circumstances shall either party be liable to the other party for indirect, special, or consequential damages (including lost profits).

16.    GENERAL INDEMNIFICATION.    Each party (the "Indemnifying Party") shall indemnify, defend and hold the other party (and its officers, directors, employees, assigns and successors) (the "Indemnified Party") harmless for any loss, liability, damage, expense, cost (including reasonable attorneys' fees incurred in the enforcement of this indemnity) or liability to the extent that it is based upon a claim (including, without limitation, a claim by a Dot Hill customer) that: (a) the Indemnifying Party breached a provision of this Agreement; or (b) the negligent, malicious, willful or wrongful acts or omissions of the Indemnifying Party has caused personal injury or damage to tangible property. As a condition of each party's obligations under this Section 16, the Indemnified Party must: (i) promptly notify the Indemnifying Party in writing of such claim; (ii) grant the Indemnifying Party sole control of the defense thereof and any related settlement negotiations; and (iii) provide reasonable cooperation and, at the Indemnifying Party's request and expense, assistance in such defense. The Indemnifying Party will: (x) defend or settle, at its own expense, any such claim; (y) keep the Indemnified Party advised of the status of such claim and of its defense and/or negotiation efforts; and (z) afford the Indemnified Party a reasonable opportunity to review and comment on significant actions planned to be taken by the Indemnifying Party on behalf of the Indemnified Party. The Indemnifying Party shall not enter into any settlement that materially effects in an adverse manner the Indemnified Party's rights or interests without the Indemnified Party's prior written approval, which approval will not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party. The obligations of each of the parties under this Section 16 shall be subject to the damage limitation and damage exclusion set forth in Sections 15.2 and 15.3, respectively.

17.  GENERAL

        17.1    Governing Law.    This Agreement and/or any Contract shall be governed by and construed under the laws and regulations of the State of California, United States of America, without reference to its conflicts of laws principles that would result in the application of the laws of a different state. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement. The official text of the Agreement shall be in English.

        17.2    Arbitration.    In the event there is a dispute between the parties arising out of or otherwise relating to this Agreement, the parties agree to promptly meet in good faith to try to resolve such dispute, and to escalate the dispute to senior management of each party for resolution. A representative of senior management of each party shall meet within ten (10) business days following the receipt of notice by a party of the existence of a dispute. Any and all such disputes that cannot be resolved by the parties within ten (10) business days following such meeting, shall be settled solely and exclusively by arbitration in San Diego, California, United States of America pursuant to the commercial rules then in effect of Judicial Arbitration and Mediation Services, Inc. ("JAMS"); provided, however, that the arbitrator shall have no authority to award punitive damages, to add to or refuse to enforce the terms and conditions of this Agreement, or to make any award which could not have been made by a court of law. In addition, the parties shall be entitled to conduct discovery in accordance with California Code of Civil Procedure Sections 1283.05 and 1283.1, the scope of which shall be determined by the arbitrator. The merits of the dispute shall be resolved in accordance with the laws of the State of California, United States of America. The arbitration shall be conducted by a single neutral arbitrator who is independent and disinterested with respect to the parties, this Agreement and the outcome of the arbitration. The arbitrator shall be knowledgeable in the subject matter hereof. If the parties are unable to agree to an arbitrator, the arbitrator shall be appointed by JAMS from among its San Diego panelists, upon the application of either party. Any appeal to the selection of the arbitrator shall be heard and decided by a panel of three (3) neutral arbitrators selected from the same panel as the initial arbitrator. The first preference in the selection of any arbitrator shall be a retired judge. The arbitration shall be conducted in the English language, and all documents shall be submitted in English or be accompanied by an English translation. The arbitrator will provide a written explanation to the parties of any arbitration award. Any decision rendered by the arbitrator shall be binding, final and conclusive upon the parties, except to the extent that the arbitrator has made a material error of law, and a judgment thereon may be entered in, and enforced by, any court having jurisdiction over the party against which an award is entered or the location of such party's assets, and the parties hereby irrevocably waive any objection to the jurisdiction of such courts based on any ground, including improper venue or forum non-conveniens. The parties and the arbitrator shall be bound to maintain the confidentiality of this Agreement, the dispute and any award, except to the extent necessary to enforce any such award. The prevailing party, if a party is so designated in the arbitration award, shall be entitled to recover from the other party its reasonable costs and fees, including attorneys' fees, associated with such arbitration. Except where clearly prevented by the subject matter of the dispute or as otherwise provided in Section 10.2, both parties shall continue performing their respective obligations under this Agreement while this dispute is being resolved. Notwithstanding anything to the contrary, each party shall be entitled to seek immediate injunctive relief in any court of competent jurisdiction.

        17.3    Audit Rights

          (a)    Dot Hill Rights.    Dot Hill reserves the right, for itself and its customers where Dot Hill has contractual requirements from its customers, to enter Infortrend's premises or other facilities where the Products are being manufactured, upon reasonable advance notice, during normal business hours and in such a manner as to minimize interference with Infortrend's normal business operations or the manufacture of the Products, to audit and inspect the quality of the manufacturing and testing procedures utilized and the resulting Products, to verify that the Products conform to the contractual requirements and to confirm that Infortrend is complying with the terms and conditions herein. The results of any such audit shall be deemed to be the Confidential Information of Infortrend and shall be treated in accordance with Exhibit C. Dot Hill may share such results with [...***...] Corporation and Sun provided that such entity has agreed in writing to keep such results confidential.

          (b)    Infortrend Rights.    Infortrend reserves the right to enter Dot Hill's premises or other [...***...] facilities (subject to Infortrend's receipt of consent to enter such facilities from such other

  [...***...] that operates such facilities) where the Dot Hill Products are being manufactured, upon reasonable advance notice, during normal business hours and in such a manner as to minimize interference with Dot Hill's normal business operations or the manufacture of the Dot Hill Products to audit the manufacturing assembly and test process and to confirm that Dot Hill is complying with the terms and conditions herein. The results of any such audit shall be deemed to be the Confidential Information of Dot Hill and shall be treated in accordance with Exhibit C.

        17.4    Severability.    If any court should find any particular provision of this Agreement void, illegal, or unenforceable, then that provision shall be replaced with a new provision so as to give the same economic effect as the original provision to the maximum possible extent and the remainder of this Agreement shall remain in full force and effect.

        17.5    Independent Contractors.    It is agreed that the relationship between the parties is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint ventures, agent and principal, employer and employee, or any relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

        17.6    Conflict of Interest.    Each party agrees that it shall not engage, directly or indirectly, either for itself or with or for any other person or corporation, in any work or undertaking which shall create any legal impediment against the performance of its obligations under this Agreement and the rights and licenses granted to the other party hereunder. Each party represents that, to the knowledge of its executives, as of the date of execution of this Agreement by both parties there is no such legal impediment.

        17.7    Publicity.    Each party shall not, except as may otherwise be required by any foreign, national, state or local law or regulation (including any securities' laws, regulations or rules), or with respect to court process, or in conjunction with litigation, disclose the contents of this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Dot Hill may disclose the contents of this Agreement to those Dot Hill Contractors that it may choose to authorize to purchase Products under the provisions of this Agreement; provided, however, that such Dot Hill Contractors agree to be bound by the general confidentiality obligations of Dot Hill under this Agreement with respect to such contents.

        17.8    Construction.    The section headings of this Agreement are inserted for ease of reference only, and will not be used to interpret, define, construe, or describe the scope or extent of any aspect of this Agreement. Each party represents that it has had the opportunity to participate in the preparation of this Agreement and to consult with counsel and, therefore, the parties agree that the rule of construction that ambiguities be resolved against the drafting party shall not apply to this Agreement.

        17.9    Notice of Delay.    Whenever either party has actual knowledge that an actual occurrence (e.g., an event of Force Majeure or a filing under a bankruptcy law) will materially delay that party's timely performance under this Agreement, that party shall promptly give notice thereof to the other party, which notice shall identify the nature of the event.

        17.10    Compliance with Laws

          (a)  The parties shall in the performance of this Agreement comply with all applicable laws, executive orders, regulations, ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other governmental authority which may now or hereafter govern performance hereunder, including all applicable laws, statutes, executive orders, regulations, ordinances, rules and proclamations regarding Equal Employment Opportunity, the exporting of technology and withholding for income taxes, to the extent applicable.

          (b)  All technical data, services and products delivered by a party to the other party in connection with this Agreement are subject to U.S. export laws and may be subject to the trade laws of other countries. Both parties agree to comply with all such laws. Unless authorized by the U.S. Government, the parties will not export or re-export such items to entities on the most current U.S. export exclusion lists or to any embargoed or restricted destinations as specified in the U.S. export laws. Infortrend shall provide all information under its control which is reasonably requested for Dot Hill to obtain any export or import licenses required for Dot Hill to ship or receive Products, including U.S. Customs Certificates of Delivery, Manufacturer's Certificates of Origin, U.S. Federal Communications Commissions identifier, and Department of Health and Human Services (Bureau of Radiologic Health, Food and Drug Administration) Accession Number, if applicable. When requested by Dot Hill, Infortrend shall provide the following Import-related documentation to Dot Hill by certified mail within fifteen (15) days after shipment of Product to Dot Hill: (i) Manufacturer's Certificate of Origin and U.S. Federal Communications Commission identifier, Department of Health and Human Services (Bureau of Radiologic Health, Food and Drug Administration) Accession Number to permit Dot Hill to import Product; and (ii) U.S. Customs Certificates of Delivery, attention: Dot Hill at the address listed in Section 12.1 of this Agreement.

        17.11    Waiver.    The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right.

        17.12    Assignment.    Neither party shall assign, transfer or delegate its rights, duties or obligations under this Agreement, in whole or in part by operation of law or otherwise, without the prior express written consent of the other party. Notwithstanding the foregoing, subject to the terms of Section 4.7, Dot Hill Contractors may purchase Products from Infortrend, and Infortrend shall sell Products to Dot Hill Contractors, under the terms and conditions of this Agreement. Infortrend shall not unreasonably withhold, delay or condition its written consent to any requested assignment or delegation by Dot Hill of Dot Hill's right to purchase Products, and Dot Hill's related duty and obligation to pay for Products, to Sun or Solectron Corporation. Notwithstanding the foregoing, either party may assign this Agreement to a successor in interest that acquires substantially all of its assets that relate to this Agreement upon written notice to the other party; provided, however, that the following conditions are met: (a) the assignee of this Agreement must agree in writing to be bound by all of the terms and conditions of this Agreement; and (b) the assignee must be able to show that it is capable of fulfilling all of the obligations under this Agreement. Any attempted assignment, transfer or delegation of any such rights, duties or obligations hereunder without such consent shall be null and void. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

        17.13    Order of Precedence.    In the event of a conflict between any provision in this Agreement and any exhibit hereto, the provision in conflict within this Agreement shall govern.

        17.14    Third Party Beneficiary Rights.    The parties acknowledge and agree that this Agreement is executed solely for the benefit of the parties and there are no third party beneficiaries. Notwithstanding the foregoing, [...***...].

        17.15    Counterparts.    This Agreement may be signed in counterparts by Infortrend and Dot Hill, each of which when taken together will be considered an original, but all of which will constitute the same instrument.

18.    INSURANCE REQUIREMENTS AND OBLIGATIONS.    Infortrend shall comply with the insurance requirements and obligations that are set forth in Exhibit J. In addition, Dot Hill shall comply with insurance requirements and obligations that are set forth in any written agreement it has in place while this Agreement is in effect with Sun, as those requirements and obligations may change form time to time.

19.    CONDITIONS RESPECTING EFFECTIVENESS.    Notwithstanding any provision to the contrary herein, this Agreement shall terminate, and be of no further force and effect, if: (a) Dot Hill and Sun do not enter into a Product Purchase Agreement, pursuant to which Sun will have the right to purchase Dot Hill Products which incorporate the Products, on or before June 20, 2002; or (b) Infortrend does not enter into a manufacturing agreement with [...***...] Corporation, pursuant to which [...***...] Corporation will manufacture Products for Infortrend, on or before June 20, 2002. Infortrend shall inform Dot Hill in writing on the date on which the condition in Section 19(b) has been met and, if this condition is fulfilled, then Dot Hill shall inform Infortrend as to whether the condition set forth in Section 19(a) has been fulfilled.

20.    APPLICABILITY OF TERMS.    The parties acknowledge that Infortrend desires to make available Products to Dot Hill and Dot Hill Contractors under the terms and conditions of this Agreement only for inclusion in products to be sold by Dot Hill to Sun, or for distribution by Dot Hill to Sun. The Products will also be made available by Infortrend to Dot Hill under the terms and conditions of the Existing Agreement for inclusion in other products to be sold by Dot Hill to other customers, or for distribution by Dot Hill to other customers. The prices for Products that are to be provided by Infortrend to Dot Hill under the Existing Agreement shall be negotiated between the parties.

21.    ENTIRE AGREEMENT.    This Agreement states the entire agreement between the parties with respect to the subject matter hereof and shall supersede and replace all previous and contemporaneous proposals, negotiations, representations, commitments, writings, agreements, and other communications, both oral and written, between the parties. This Agreement shall not, however, supersede or replace the Existing Agreement, which shall remain in full force and effect and, except as otherwise provided in Section 20, remain unchanged by this Agreement. This Agreement may not be released, discharged, changed, or modified except by an instrument in writing signed by a duly authorized representative of each of the parties. The following exhibits are attached hereto and hereby incorporated by reference into and form a part of this Agreement:

Exhibit A—	Product and Price Schedule;
Exhibit B—	Out of Warranty Repair Schedule;
Exhibit C—	Mutual Confidentiality Agreement;
Exhibit D—	External Manufacturers;
Exhibit E—	Specifications;
Exhibit F—	Infortrend Quality Program;
Exhibit F-1—	Customer Support Quality Requirements;
Exhibit G—	Electronic Data Interchange (EDI) Terms;
Exhibit H—	Upside Support and Demand Replenishment Program;
Exhibit I—	Business Continuity Plan;
Exhibit J—	Insurance Requirements and Obligations; and
Exhibit K—	Maintenance and Support.

[The rest of this page has been intentionally left blank.]

        This Agreement has been duly signed by authorized representatives of the parties and shall become effective as of the Effective Date.

Infortrend:	Dot Hill:
INFORTREND TECHNOLOGY INC.	DOT HILL SYSTEMS CORPORATION
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT A

Product and Price Schedule

[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

Out of Warranty Repair Price Schedule

[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Mutual Confidentiality Agreement

        This Confidentiality Agreement is made and entered into on May 20, 2002 by and between Dot Hill Systems Corp. with a place of business at 6305 El Camino Real, Carlsbad, California 92009 ("Dot Hill") and Infortrend Technology Inc., having a place of business at 8F, No-102 Chung-Shan Rd., Sec. 3, Chung-Ho City, Taipei Hsien, Taiwan, Republic of China (hereinafter "Infortrend").

        The parties set forth above (the "Parties"), for their mutual benefit and for the purposes described below, may disclose to each other certain information, documents, business strategies, pricing, techniques, computer programs, methods, drawings, formulas, specifications, software or other confidential information of a business or technical nature, in written form ("Confidential Information "), which each Party considers to have value as its confidential property. The Parties intend that this Agreement govern the rights and obligations concerning the use and protection of Confidential Information from the Effective Date forward, disclosed by one Party (the "Discloser") to the other Party (the "Recipient") and agree as follows:

        1.    For a period of five (5) years from the date of disclosure (ten (10) years for source code or integrated circuit specifications), Recipient will not disclose or authorize or assist in any disclosure of Confidential Information except to its employees, subcontractors (including any Dot Hill Contractors) and consultants with a need to know, who are bound by non-disclosure agreements at least as protective as this Agreement, and who will use the Confidential Information only for the Purpose described in this Agreement.

        2.    Each party shall mark any document or tangible form of Confidential Information as "Confidential" at the time of disclosure or within a reasonable time thereafter, but in any case within thirty days of disclosure. If Confidential Information is disclosed verbally, the Discloser will identify' Confidential Information as confidential under this Agreement at the time of disclosure.

        3.    Recipient agrees to prevent the unauthorized use or disclosure of Confidential Information of the other party using the same degree of care with which it protects its own confidential information, but in no event less than with reasonable care. Recipient agrees to advise its employees, subcontractors (including any Dot Hill Contractors) or consultants to whom such Confidential Information is disclosed of the confidential nature of the information, and their obligations concerning use and disclosure under this Agreement. Recipient will not reverse engineer Confidential Information of the other party permitted. Recipient shall not use the Confidential Information of the other party, except to the extent permitted under the OEM Agreement between the parties or any exhibits thereto.

        4.    Nothing in this Agreement will be construed to grant a license to or ownership interest in any Confidential Information disclosed. Unless otherwise provided in other agreements, all Confidential Information remains the sole property of the Discloser and, upon termination or expiration of this Agreement shall be returned or destroyed at the option of the Discloser. If the Confidential Information is destroyed, the Recipient agrees to provide written certification of destruction upon request of the Discloser. Return or destruction of the Confidential Information shall not relieve Recipient of its obligations hereunder.

        5.    Information received shall not be reproduced in any form, except as necessary to accomplish the business purpose for which it was received. Any copies of Confidential Information made by Recipient shall reproduce the "confidential" legend displayed thereon, and Recipient agrees not to remove any copyright logos, mask work right, or in any other manner alter a proprietary rights legend.

        6.    The above restrictions shall not apply to Confidential Information that:

    •
    was rightfully known by the Recipient prior to its receipt without any violation or infringement of the confidential rights of the Discloser;

    •
    is in the public domain and is available to the public at large;

    •
    is now or in the future independently developed by the Recipient without access to or knowledge of the Confidential Information of the Discloser; or

    •
    is now or in the future rightfully received by the Recipient without any violation or infringement of the confidential rights of the Discloser.

        If these exclusions apply to only a portion of the Confidential Information, then only that portion shall be excluded from the restrictions of this Agreement.

        7.    This Agreement shall not create any form of agency or partnership relationship between the Parties, who are independent contractors.

        8.    Recipient agrees that if it breaches the Agreement, Discloser shall have the right to appropriate injunctive relief. Resort to such relief, however, shall not be construed to be a waiver of any other rights to other remedies.

        9.    If Recipient is directed to use or disclose Confidential Information by Court Order, Recipient may do so only after giving Discloser fifteen (15) days prior written notice of the nature and deadline for such use or disclosure. Such mandated use or disclosure shall not diminish obligations under this Agreement.

        10.  This Confidentiality Agreement and the rights and obligations under it may not be assigned or transferred by Recipient without the express prior written consent of Discloser. Recipient agrees to comply with all applicable U.S. Export Laws and Regulations.

        11.  Each Party warrants that it has the legal right to make disclosures of Confidential Information under this Agreement. ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED. ALL INFORMATION DISCLOSED HEREUNDER IS PROVIDED" AS IS." DISCLOSER ACCEPTS NO RESPONSIBILITY FOR LOSSES OR EXPENSES INCURRED AS A RESULT OF THE INFORMATION RECEIVED.

        12.  This Confidentiality Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and supersedes all other agreements and understandings, whether written or verbal. This Agreement shall not be changed except by written amendment executed by the Parties.

        13.  In the event that any provision of this Confidentiality Agreement is held illegal or unenforceable, the balance of this Confidentiality Agreement shall remain in effect.

        14.  This Confidentiality Agreement shall be governed by and construed according to the laws of California, excluding any conflict of laws principles that would result in the application of the laws of a different state. Any actions arising out of this Agreement shall be submitted to the federal or state courts of California.

Accepted and agreed to by:

Dot Hill:	Infortrend:
DOT HILL SYSTEMS CORPORATION	INFORTREND TECHNOLOGY INC.
Signature:	Signature:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT D

EXTERNAL MANUFACTURERS

[...***...]

EXHIBIT E

SPECIFICATIONS

List of Specifications:

1.
Procurement Specification for new procurement and repair of the IFT [...***...] OEM SCSI Raid Controller, Dot Hill P/N MIN-221FAC-512, Dot Hill Revision 25;

2.
Procurement Specification for new procurement and repair of the IFT [...***...] OEM SCSI Raid Controller, Dot Hill P/N 66-00000051, Dot Hill Revision 50; and

3.
Procurement Specification for new procurement and repair of the IFT [...***...] Controller Battery Backup Module, Dot Hill P/N 66-00000052, Dot Hill Revision 50 /50A.

The foregoing Specifications that were transmitted electronically on behalf of Dot Hill to Infortrend on May 21, 2002 are hereby incorporated by reference into this Exhibit E.

EXHIBIT F

INFORTREND QUALITY PROGRAM

1.0    Purpose.    This Exhibit defines Dot Hill's requirements for Infortrend's quality program ("Quality Program"), and Infortrend's responsibilities for manufacturing, inspecting, testing and supplying production Product(s) to Dot Hill. Additional customer support quality requirements are set forth in Exhibit F-1 attached hereto.

2.0    Scope.    This Exhibit describes Dot Hill's requirements for the Quality Program for the manufacture of Product(s) for Dot Hill. The term "quality" as used herein means conformance in all material respects to the Specification for the Product, as may be amended from time to time by mutual written agreement signed by authorized representatives of the parties. "Specification" shall mean the applicable Product specification for the Product(s), which may be changed from time to time by mutual written agreement signed by authorized representatives of the parties.

        2.1    Objective.    Dot Hill's objective is to achieve "ship to stock" status for all Products shipped to Dot Hill as a result of Infortrend consistently meeting the Quality Program defined in this Exhibit.

        2.2    Applicable Documents

    Product Specification
    MIL-STD-105E
    MIL-HDBK-217E
    Scorecard Procedure
    ISO 9000
    WWOPS Supplier Engineering: Mass Storage Group Supplier Certification Process (923-1336-xx)
    Additional Documents (applicable to Products):
    Dot Hill's Color Specifications
    Dot Hill's Paint Specifications (950-1550-xx, 950-1311-xx)
    Dot Hill's Global Cosmetics Quality and Workmanship Standards (923-2001-xx)
    First Article Procedure (923-2320-xx)

3.0    Precedence of Documents.    In the event of a conflict between the terms and conditions of this Agreement, the applicable Product Specification, Dot Hill's process and product specifications, and this Exhibit F, the order of precedence shall be as follows: (1) this Agreement, (2) the applicable Product Specification, (3) this Exhibit F, (4) Dot Hill's process and product specifications.

4.0    Supplier Process Requirements.    Infortrend shall develop and implement a quality/manufacturing plan (including a data collection/tracking/reporting system) ("the Process") that is consistent with the requirements and terms and conditions of this Exhibit F, the Agreement, and ISO 9000. The Process developed by Infortrend shall be reasonably documented. Dot Hill may elect to review the Process to certify the Process prior to first production shipment of a Product ("Process Certification"), which certification shall not be unreasonably withheld or delayed. Infortrend is solely responsible for the quality of Product(s) and/or components thereof procured. Approval of the Process by Dot Hill does not relieve Infortrend of this responsibility. As part of the Process, Infortrend shall develop and implement a process for initial and ongoing/periodic certification of internal and external suppliers for components and all major subassemblies. Infortrend will provide copies of certification results/reports to Dot Hill upon request.

        4.1    Process Flow Charts.    Infortrend shall provide a general process flowchart for the Product(s) and major subassemblies as agreed to by Dot Hill, and Infortrend and shall identify all assembly, test, and inspection subprocesses.

        4.2    Data Collection Systems.    Infortrend shall implement a "Weekly Value Chain Quality Reporting System". This system will show where failure data is collected and detailed process yield targets. Infortrend shall provide on-going reports, as part of the system, in a mutually acceptable format and schedule (via electronic or web-based method) of current yields, the top three (3) pareto failures per critical process, failure analysis ("FA") and corrective action ("CA"), documenting continuous improvement goals and Ongoing Reliability Testing ("ORT"). This system will be reviewed by Dot Hill during any Process Certification.

        4.3    Configuration Control.    Infortrend must develop and implement a "Dot Hill Configuration DPM Goal Quality Assurance Plan" prior to production start, as mutually agreed upon in writing by authorized representatives of the parties, which will address, without limitation, the following issues. "DPM," as defined herein, means defects per million.

  •
  FA plan
  •
  Reporting methodology/format
  •
  Closed loop CA plan
  •
  Individuals and/or team identified as owners of the plans
  •
  Process to include alert levels and trigger points
  •
  Specifications required, maximum time for actions to be completed, escalation and review process.
  •
  Statistical DPM measurement method
  •
  Quality Demonstration Test Plan

        4.4    Quality Assurance Plan.    Infortrend must develop and implement a "Dot Hill Configuration DPM Quality Assurance Plan" prior to production start, as mutually agreed upon in writing by authorized representatives of the parties, which will address, without limitation, the following issues:

  •
  FA plan

  •
  Reporting methodology/format

        Weekly unless agreed otherwise:

    1.
    Yield/DPM report (all critical stations, including pareto with FA/CA for the top 3-5 pareto items with targets);

    2.
    Outgoing Quality Test/Audit DPM report with FA/CA for all failures;

    3.
    DPM Improvement Plan if greater than Dot Hill goal (updates weekly or biweekly);

    4.
    Corrective Action Report ("CAR") Tracking Log;

    5.
    Dot Hill site first level FA reports;

    6.
    FA/CA reports; and

    7.
    CAR tracking report.

  •
  The reporting frequency of the reports listed below will be as reasonably requested by Dot Hill:

  1.
  Quality Demonstration Test ("QDT") DPM report with FA/CA for all failures;

  2.
  ORT/Periodic Reliability Sequential Test (PRST) chart with FA/CA for all failures;

  3.
  Test Demo/QDT reports for beginning of program (one time—reference Process Certification Test);

  4.
  Annualized Failure Rate ("AFR") report (Dot Hill's and other comparable customers' monthly data and 5 month rolling average) (monthly); and

    5.
    Turn-around time ("TAT") tracking reports

  •
  Closed loop CA plan

  •
  Individuals and/or team identified as owners of the plan

  •
  Process to include alert levels and trigger points

  •
  Specifications required, maximum time for actions to be completed, escalation and review process.

  •
  Statistical DPM measurement methodology process to proactively inform Dot Hill of any Products suspected of not meeting Dot Hill's quality or reliability requirements, as set forth in this Exhibit F, along with risk assessment

  •
  Quality Demonstration Test Plan

        4.5    Control of Purchases.    Infortrend will develop and implement a quality program that provides a reliable means of determining the quality and reliability levels of all purchased supplies, material, and components used in the manufacture of Product(s).

        In the event Infortrend desires to change the vendor or selected source of a component used in the manufacturing of Product(s), Infortrend shall notify Dot Hill in writing prior to implementing any change. Infortrend shall implement changes to the source of a component only if collected data verifies that quality and reliability levels would be sustained or improved. Said data will be made available for Dot Hill review upon request. Section 4.7 below details what source changes require prior notification to Dot Hill.

        In the event that a problem is identified in the availability or quality of purchased supplies, materials or components used in the manufacture of Product(s), upon Dot Hill's request, Infortrend agrees to permit Dot Hill to participate in the development of a mutually acceptable CA plan, which may include Dot Hill personnel accompanying Infortrend's personnel to vendor sites to perform process and design audits and view CAs.

        Infortrend is responsible for all inspections/tests of sub-tier Infortrend-purchased or Infortrend-produced parts to determine conformance to the applicable Specification. Traceable process, configuration and quality records must be kept for each Infortrend-purchased or Infortrend-produced lot of components for one (1) year from date of delivery to Infortrend. Infortrend shall use diligent efforts to avoid using any non-conforming purchased or produced parts as part of the Products in accordance with the quality program developed and implemented pursuant to this Section 4.5.

        4.6    Defect-Free Program/Corrective Actions.    Dot Hill's goal is to receive Product(s) that are defect-free. Infortrend shall document and implement a defect-free program as part of the Process which constantly seeks to reduce the defect rate of its Product(s) to a level which achieves zero defects. Dot Hill shall not be obligated to accept any defective Product(s) shipped by Infortrend. Infortrend will establish a program to ensure the performance of effectiveness CAs. This program will be based upon information derived from failure reporting and analysis and will ensure that action is taken to have parts, components or assemblies corrected to properly perform their intended function. Infortrend shall maintain records of CAs indicating the frequency of defect during fabrication of Product(s), the proposed corrective change in process, evaluation of its effectiveness, and an effective date, date code and serial number for implementation.

        4.7    Changes in Manufacturing Process or Product.    In the event that Infortrend desires to change the Product or its fundamental manufacturing process, Infortrend shall notify Dot Hill in writing within a reasonable period (no less than sixty-five (65) days, unless a shorter period is agreed to by Dot Hill in advance based on the critical nature of implementation of the change, which agreement will not be unreasonably withheld, delayed or conditioned) prior to the effective date of the proposed change and provide Infortrend deviation, Engineering Change Request ("ECR")/ECO) or process change notification document(s) to Dot Hill for formal review/approval. Infortrend will not implement any change to a Product that is supplied to Dot Hill for use in a Dot Hill product unless approved by Dot Hill in writing, which approval will not be unreasonably withheld, delayed or conditioned. Examples of changes which require notification include, but are not limited to, the following:

  •
  Changes in major test equipment

  •
  Changes in burn-in time or environment

  •
  Changes in manufacturing facility locations

  •
  Any changes that affect the form, fit, function, quality, reliability, serviceability or safety of the Product(s).

  •
  Any change to the Product affecting clock speeds.

  •
  Any change of a programmed part on the Product(s).

  •
  Any change to a custom or semi-custom I.C.

  •
  Any change made to correct a problem in a Dot Hill application, made at the request of Dot Hill.

  •
  Any change made to the board fab.

  •
  Any change to material specified in the Specification.

  Infortrend shall supply Dot Hill copies of all ECOs affecting the Product.

  Infortrend agrees to provide verbal notification to the appropriate Dot Hill SE of all other process changes which do not affect form, fit, function, serviceability, or safety.

  Infortrend shall implement such changes in the Process only if collected quality/evaluation data verifies that required quality and reliability levels would continue to be met after the change. The quality data must be submitted to Dot Hill for review before implementing the change.

        4.8    Re-Qualification.    Major changes in manufacturing process or Product construction/design will require re-qualification and/or process re-certification to the applicable Specification in all material respects. Dot Hill may require, at its sole discretion, that Infortrend demonstrate that the changed process or Product(s) complies with the Specification. Infortrend shall provide notification of planned major changes to Dot Hill pursuant to Section 4.7. Upon mutual agreement, Infortrend shall run a pilot production of the changed Product. Infortrend shall implement such changes only if collected data verifies that required quality and reliability levels would continue to be met after the change. The quality data must be submitted to Dot Hill for review before implementing the change.

5.0    Product Qualification Program.    This section describes a series of reviews and tests that Infortrend must accomplish during the product development and pilot build of its Product(s).

        5.1    Design Review.    Infortrend will present to Dot Hill Engineering, upon request, a comprehensive review consisting of:

    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        The Dot Hill review team will consist of the Development Engineer and SE. Infortrend shall use reasonable efforts to submit the foregoing documentation to Dot Hill one (1) week prior to the scheduled review.

        5.2    Reliability Prediction.    Reliability requirements for Products (if applicable) will be specifically identified on individual drawings as reliability notes to confirm that reliability requirements as set forth in this Exhibit F are met. Infortrend shall perform a Mean Time Between Failures ("MTBF") reliability prediction in accordance with Mil-HDBK-217D (or E) based on the preliminary Bill of Material. Results of the reliability prediction shall be submitted to Dot Hill.

        5.3    First Prototype Shipments/First Article Inspection.    Infortrend shall submit to Dot Hill Engineering, for each new Product, the following preliminary design documents, upon request of Dot Hill, with the first pass prototype:

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Upon mutual agreement by Dot Hill and Infortrend, additional documents may be provided by Infortrend with first pass prototypes.

        Dot Hill reserves the right to audit Infortrend's First Article process and to require delivery of First Article sample of finished goods to Dot Hill.

        5.4    Second Prototype Shipments.    "Second prototype" shipments will be used at Dot Hill to run a reliability demonstration test. Infortrend will demonstrate the reliability goal at an [...***...] compliance level. Infortrend will start design validation testing, reliability testing, and life testing at Infortrend's site prior to "second prototype" shipment. Infortrend is responsible for conducting and documenting a complete Design Validation Test ("DVT"). The DVT must show that the Product is capable of conforming in all material respects to the Specification. Infortrend shall submit to Dot Hill for its approval, which approval will not be unreasonably withheld, delayed or conditioned, the reliability test plan to be used by Infortrend to demonstrate that the MTBF meets the requirements set forth in the Specification.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        5.5    Process Certification

          5.5.1    Products

    Infortrend will conduct mutually agreed upon Product certification tests prior to the start of Dot Hill production. The purpose of these tests is to have Infortrend demonstrate that its manufacturing process is stable and capable of producing high quality product in volume.

    Required documentation will include, but not be limited to, the following:

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          5.5.2    DF* (Design for Manufacturability, Design for Testability, etc.):    Infortrend will implement all mutually agreed upon DF* recommendations identified by Dot Hill, Infortrend's "Open Bug GAP Report", and External Manufacturer(s) recommendations prior to P2 build. Infortrend will review all fixes with Dot Hill Engineering prior to DF* implementation.

    Any additional gaps identified by Infortrend during any pre-production or production volume phase throughout the entire supply chain is subject to review by Dot Hill Engineering. Any gaps identified by Dot Hill Operations Engineering will be communicated to Infortrend for review/verification and mutually agreed upon implementation in a timely fashion.

          5.5.3    Design/Compliance Verification:    Dot Hill Engineering will review all Product Design Verification Test plans and results against Dot Hill's best practices. Any gaps identified will be reviewed with Infortrend for applicable modifications.

          5.5.4    Infortrend Assembly Tooling and Products Tool/Process Qualification.    No data or samples will be submitted for Dot Hill's approval until Infortrend has inspected the mutually agreed upon quantity of parts and has determined that the tool/process satisfies Dot Hill production level drawing and engineering specifications. This requirement also applies to any re-submission that may be required. Submission of gauge reproducibility and repeatability reports to Dot Hill is required for all critical assembly tooling prior to production of a part/assembly for Dot Hill.

    Dot Hill Tooling. To the extent applicable, Infortrend shall provide complete tool design drawings to Dot Hill's SE for approval prior to construction of Dot Hill tooling.

    Tool Approval/First Article Inspection. Infortrend shall provide to Dot Hill, for its approval, data obtained from a 100% inspection of all dimensions/specifications of the mutually agreed upon number of initial parts produced to evaluate the tooling and set-up. These parts shall be run under production conditions (e.g. correct speed and proper temperature). Each cavity of a multi-cavity mold must be inspected and approved.

    If heat treating and/or plating or coating is specified, the parts must be re-evaluated and additional data collected after these processes have been completed.

    Dot Hill reserves the option to verify and validate any and all First Article results.

          5.5.5    Process Capability

    Infortrend shall produce a Process Capability Study which analyzes the information and data for the variable characteristics of all processes in a mutually agreed upon format. Infortrend shall adjust processes as Infortrend determines necessary based on the Process Capability Study results to achieve targeted quality goals. Infortrend shall develop X/R charts or comparable information to evaluate the capabilities of the processes. All critical dimensions or features of parts called out in Dot Hill's drawings shall meet a Cpk index of 1.33 (industry standard measurement).

        5.6    Quality Systems Requirements.    Infortrend must develop, implement and maintain a defined Quality System for Product measurement and evaluation throughout the manufacturing process. The Quality System shall monitor incoming material control, work-in-process and final Product and packaging. The Quality System shall include:

  (a)
  Acceptance processes and facilities

  (b)
  Maintenance and calibration of gauging and test equipment

  (c)
  Sampling plans and First Article inspection

  (d)
  Control and disposition of non-conforming material

  (e)
  Records maintenance

  (f)
  Ship hold and Stop-ship authorization procedures

  (g)
  Reliability and qualification test data for Product

        5.7    Packaging Requirements.    Packaging and outer packaging must be provided to prevent damaged material arriving at Dot Hill.

        5.8    Dot Hill Quality Levels.    Dot Hill's quality levels for Product are measured in DPMs and cover the entire Dot Hill manufacturing process. Failures will be attributed to Infortrend's Process or Product if reasonably documented by objective evidence obtained from the screening process. Minimum targeted DPM rates during production are set forth below. Beyond month one of production, all Product failures reported by Dot Hill to Infortrend in excess of the DPM requirements below will be required to have a documented improvement plan. Where mutually agreed, this plan will also contain extraordinary action plans such as pre-screening. Dot Hill also reserves the right to place Products which exceed the DPM requirements on stop-ship, in accordance with the quality system developed and implemented pursuant to Section 5.6 of this Exhibit F.

  Failure rates = # of verified failures ÷ the # of units used (by Dot Hill and/or Dot Hill contractors) × 1,000,000

  OEM Storage Goals

Description of Product	First Quarter	Beyond first Quarter
All Units of Products	[...***...]	[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        "Quarter" is defined, for purposes of this Exhibit F and Exhibit F-1, as each successive three (3) consecutive calendar month period beginning after the first commercial shipment of Products to Dot Hill.

        Both parties acknowledge that the above DPM levels are initial estimates of reasonable targets for the Products. The parties will review such targets every ninety (90) days after the first quarter of production of the Products and reset these targets as mutually agreed, which agreement shall not be unreasonably withheld, delayed or conditioned. It is anticipated that quality levels will continue to show improvements from these baselines over time. As Dot Hill's internal integration DPM rates decrease, Dot Hill reserves the right to re-negotiate these DPM requirements with Infortrend. Any adjustment to the rates must be in a mutually agreed upon writing signed by authorized representatives of each party. Steady state DPM will be used for the purposes of score carding quality.

        5.9    Actions Related to Excessive DPM Rates and/or Unexpected Failures

        Dot Hill and Infortrend agree that in the event Product fails to meet the DPM rates set forth in Section 5.8 above, then Infortrend shall implement immediate CAs, at Infortrend's expense, to screen out the defects causing the yields to exceed the requirements until long term CAs are implemented and proven effective. Said CAs may include, but are not limited to, the following:

  •
  Extended component, sub-assembly and/or final assembly level burn-in to remove any latent failures.

  •
  Special screening tests in Infortrend's process.

  •
  Extend the test time of final/post-final function test(s).

6.0    Infortrend Audit Programs.    Infortrend shall perform a series of monitoring tests to ensure that its Product(s) conform to Dot Hill's requirements, as set forth herein. A brief description of each test requirement follows.

        6.1    ORT.    Infortrend shall conduct ORT tests in accordance with mutually agreed upon criteria. The testing will be conducted at the site of Infortrend or Infortrend's contract manufacturer in a manner mutually agreed upon between the parties. The ORT test results shall be delivered to Dot Hill on a weekly basis in a mutually agreed upon format and shall include details of any FA and CAs taken to address any ORT failure. Infortrend shall report ORT failures to Dot Hill within twenty-four (24) hours after occurrence.

        6.2    Field MTBF and AFR Reporting.    Infortrend will implement a process and worldwide database to effectively track monthly field returns by Product (model). Infortrend will provide all mutually agreed upon data on field returns in a month to Dot Hill by the 15th of the next month. Data will be provided separately for Dot Hill population and for "Other Infortrend Customers." Nothing in this Section 6.2 shall require Infortrend to name or otherwise identify any Infortrend customers.

        6.3    Ongoing Quality Audit.    Dot Hill and Infortrend shall agree to a statistically valid method for estimating the ongoing quality level of every shipment prior to delivery to Dot Hill. Any lots not meeting the agreed upon quality level will be 100% screened by Infortrend to ensure their conformance in all material respects to the Specification. At Dot Hill's request, Infortrend shall conduct ORT to address the issues set forth below in this Section 6.3 in an effort to monitor the ongoing performance of manufacturing processes and product designs and to identify Infortrend's manufacturing process and design problems at the site of Infortrend or Infortrend's contact manufacturer, rather than in the Dot Hill manufacturing processes. Testing will be conducted on equipment as reasonably specified by Dot Hill. Dot Hill shall provide procedures, equipment lists, and analysis of test results. Infortrend shall set up the test, maintain the equipment, analyze the root cause of all failures and take appropriate CAs. The following provisions are also applicable:

        Process Control. Infortrend shall maintain control of the manufacturing process, as evidenced by meeting the DPM rate set forth in Section 5.8, utilizing process capability charts, and take the action set forth in Section 5.11 if the DPM exceed such rate. Infortrend will notify Dot Hill when the established control limits have been reached or exceeded.

        Audit Reporting Requirements. Upon Dot Hill's reasonable request, Infortrend shall provide identified samples with actual readings for all variable characteristics from a designated lot.

        Deliverable Inspection Data. Infortrend shall submit to Dot Hill control charts and data for all controlled dimensions outlined by Dot Hill at intervals designated by the parties.

        6.4    Periodic Specification Testing (PST).    Infortrend shall re-test the Product to the full Specification, including beyond spec margin testing and test demonstration, on a periodic basis to confirm ongoing performance to the Specification and to verify that there are no major changes to design margins. The specific timing of this test will be determined by mutual agreement of the parties prior to the start of production. Infortrend shall provide a detailed plan for Dot Hill's approval at least once per quarter. If at any time any of the Dot Hill quality metrics are triggered, PST and test demonstration Product validation will be required. These triggers include, but are not limited to, the following:

  •
  Factory DPMs

  •
  Reliability

  •
  Defects on Arrival ("DOA")

  •
  Dot Hill customer escalations

  •
  Dot Hill ORT or PPA

7.0    Dot Hill Audit Programs.    After the Product(s) have been introduced into manufacturing, Dot Hill may choose to conduct the following tests to ensure conformance in all material respects to the Specification. All audits will be conducted upon reasonable advance written notice to Infortrend, during Infortrend's normal business hours, and in such a manner as to minimize interruption. Such representative shall comply with all of Infortrend's reasonable rules while at Infortrend's facility, which rules shall not prevent Dot Hill's ability to perform the audit pursuant to this Section 7.0.

        7.1    Source Inspection.    Dot Hill may elect to source inspect lots prior to shipment from Infortrend's factory during the initial stages of production or until a reasonable confidence level has been established that Infortrend will meet the DPM rate. Source inspection may be initiated or terminated at Dot Hill's option, in accordance with this Section 7.1. Infortrend shall permit a Dot Hill employee or representative to visit the factory to source inspect finished lots. Inspection shall be performed and lot acceptance shall be determined in accordance with a mutual pre-agreed upon sample plan. Infortrend shall reasonably assist the source inspector in unpacking, staging, inspecting, testing, and re-packaging sample units. Infortrend shall screen rejected lots for discrepant parameter(s) and re-submit them for source inspection. Acceptance at source inspection does not limit Infortrend's responsibility for failures. Product quality and reliability is at all times the responsibility of the Infortrend. If source inspection continues for more than thirty (30) consecutive days, Infortrend will reimburse Dot Hill for the reasonable, out-of-pocket expenses incurred by Dot Hill for source inspection conducted after such thirty (30)-day period.

        7.2    Infortrend Process Audits.    Dot Hill may conduct quality audits of Infortrend's and its sub-tiers facility(ies), subject to twenty-four (24) hours advance notice, during normal business hours to determine Infortrend's compliance with Dot Hill's quality requirements. These audits will include review of all aspects of the Process, including without limitation FA. The Infortrend will also have a documented procedure, including frequency of audits, of its sub-tier suppliers by Product manufacturing site and SQE.

        7.3    FA/Containment/CA Program

  1)
  TAT will be measured from the date of receipt of Product at Infortrend's facility until Infortrend's notification to Dot Hill of containment. Containment is defined as the implementation of the CA, interim or final, to avoid shipment of Products to Dot Hill that have a risk of reproducing the problems found in the FA. In the event that Products which are analyzed are found to be NTF or are caused by a random component failure, containment will be considered complete when Dot Hill is notified, in writing, of the FA results. Random component failures will be documented by objective evidence of failure rate DPM history within Infortrend's processes. If Infortrend determines that containment action is not final, the final action will occur within a mutually agreed upon time period.

  2)
  The TAT requirement hereunder is an average fourteen (14) calendar days from receipt of Product at Infortrend to notification to Dot Hill of the required need for containment. Dot Hill agrees to expedite the return of Product requiring FA, with the intent that Products being returned for FA will not be held for consolidation.

  3)
  Infortrend will be responsible for tracking TAT and issuing a weekly summary report, in a mutually agreed upon format, to Dot Hill. Infortrend will also be responsible for issuing quarterly summary reports, in a mutually agreed upon format, which will be used by Dot Hill as supporting data for FA responsiveness scorecard calculations.

  4)
  Only Product FA requested by Dot Hill will be used for TAT calculations.

  5)
  Dot Hill requires 100% FA on all Products failing in the following processes, and will notify Infortrend in writing of the requirement when the Return Material Authorization ("RMA") is requested. An expedited returns path must be identified for the following priority failures.

  •
  Dot Hill worldwide customer DOAs

  •
  Dot Hill internal PPA, where applicable

  •
  Dot Hill-specific qualification testing failures at Dot Hill, contract manufacturers or key component suppliers

    •
    Dot Hill Reliability Growth Test (RGT), Qualification, Pilot, Post Pack Audit ("PPA"), ORT and Process Verification Test ("PVT")

    •
    Infortrend "Dot Hill Test" (defined as process step for testing Products on Dot Hill systems at Infortrend)

    •
    Infortrend's last 100% functional test station

    •
    Infortrend ORT

    •
    Dot Hill customer escalations

  Infortrend shall provide to Dot Hill full details of root cause corrective action results. In the case of escalations, Infortrend will need to work directly with Dot Hill's field support staff.

  For all of the above returns, priority FA is required as follows:

  FA completed within [...***...] working days and risk assessment where requested available within [...***...] working days, in both cases after receipt of the failed Product and a reasonably detailed written description of the failure.

  These Products will be included in the TAT calculation.

  6)
  Dot Hill also requires FA on all trends found within Dot Hill's manufacturing process and critical worldwide customer failures. It is Dot Hill's responsibility to document and provide to Infortrend in writing, at the time of RMA request, the need for FA and the serial numbers of Products which require FA.

        7.4    Dot Hill Process Yield/Pareto Reports. Dot Hill shall send monthly yield and pareto reports to Infortrend. Infortrend shall review the reports and investigate any Product in-process for the top three (3) failures listed and advise Dot Hill of the results. Infortrend shall provide detailed root cause FA and Infortrend pareto information on a weekly basis in a mutually agreed upon format in response to the Dot Hill report. Quarterly meetings will be conducted to review Infortrend's progress in improving its yields. Summaries of this information will be distributed to management in both companies. Dot Hill will use this information as a basis for awarding future business.

EXHIBIT F-1

CUSTOMER SUPPORT QUALITY REQUIREMENTS

1.0    Purpose.    This exhibit defines Dot Hill's requirements for Infortrend's repair quality program and Infortrend's responsibilities for testing and repairing Products for Dot Hill.

2.0    Scope.    This exhibit describes Dot Hill's quality requirements for worldwide repair of Product either by Infortrend or by Infortrend's authorized third party(ies). Dot Hill's goal is to receive Products from Infortrend which are defect free. Therefore Dot Hill will measure Infortrend to an average quarterly yield of [...***...] thereafter) in accordance with and pursuant to Section 5.8 of Exhibit F. Dot Hill shall use a reasonable sample size, determined in good faith, when computing such measurement. This exhibit specifies the Infortrend processes required in support of this goal.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.0    Applicable Documents:

  Title:

  WWOPS: Global Cosmetics—Quality—Workmanship Standards,
  Engineering Specification for Part Identification Label, and
  Bar Code Marking Standard for Field Replaceable Units.

        Infortrend shall comply, in all material respects, with the foregoing documents, as set forth in this Exhibit F-1, as such documents exist as of the date of execution of this Agreement by both parties.

4.0    Dot Hill Audit Program

        4.1    Initial Facility Qualification.    Dot Hill may require an initial facility qualification audit prior to permitting shipment of Repaired Product. This audit will cover all repair and business processes. Prior to the audit, Infortrend will be required to complete the Dot Hill Audit Questionnaire, which will be provided by Dot Hill and will be reasonable in light of its use.

        4.2    Move and/or New Product Introduction Audit.    If Infortrend moves a repair line, a repair facility, or starts up a new Product repair line in a previously qualified facility, Dot Hill will permit shipment of Repaired Product from that facility only upon Dot Hill's written approval, which shall not be unreasonably withheld, delayed or conditioned. In most cases, Dot Hill will require an on site audit of the facility prior to providing approval.

        4.3    Biennial Survey.    Subject to Section 4.4 below, Dot Hill may perform qualification audits of each repair site every other year. This audit will cover all repair and business processes. Prior to the audit, Infortrend will be required to complete the Dot Hill Audit Questionnaire, which will be provided by Dot Hill and will be reasonable in light of its use.

        4.4    Random Audits.    Upon reasonable prior written notice to Infortrend, Dot Hill may conduct an audit of Infortrend's repair facility(ies) during normal business hours, and in such a way as to minimize disruption to Infortrend's business, to determine Infortrend's compliance with Dot Hill's requirements under this Exhibit F-1.

5.0    Infortrend Process Requirements.

        5.1    Functional Performance.    Functional performance is defined in the Specifications corresponding to the Dot Hill FRU part numbers identified in the system level specifications.

        5.2    Process Commonality.    Infortrend shall have the capability to control, and make common across all repair locations, any and all processes that could affect Product quality or the fulfillment of Dot Hill requirements. These processes may include but are not limited to:

  •
  Configuration control
  •
  Minimum acceptable level
  •
  Test equipment and software
  •
  Process instructions
  •
  Labeling
  •
  Closed Loop Corrective Action ("CLCA")
  •
  Packaging
  •
  Inspection criteria
  •
  Finished goods and raw inventory planning
  •
  Engineering Change Order ("ECO") implementation
  •
  Continuous improvement
  •
  Process change control
  •
  Deviations

  •
  Stop ships/purges

        5.3    Multiple Returns.    "Multiple Returns" means a Product identified by its serial and part number returned with a similar failure symptom [...***...] or more times during any [...***...] period. Infortrend shall have the capability to recognize, monitor, analyze and take corrective action on Multiple Returns repaired by Infortrend or Infortrend authorized third party(ies). Dot Hill and Infortrend shall agree on a means to measure performance in this area and report as defined in Article 8 below. For in-warranty Product returned to Infortrend with a similar symptom for a [...***...] time, Dot Hill shall have the option of requiring replacement, rather than repair, of the defective unit at no cost to Dot Hill. Returns for ECO upgrade only and not due to field failure will not be considered in the Multiple Return count.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        5.4    Quality System.    Infortrend shall maintain a documented quality system consistent with the requirements set forth in the ISO 9000 standards. The intent of this quality system is to provide for business and repair processes which are repeatable, sustainable and capable of meeting Dot Hill's quality, cost and delivery goals.

        5.5    Root Cause Failure Analysis.    Infortrend shall have the capability to perform root cause and failure analysis and report findings in a timely manner, as set forth below in this Section 5.5, and to effectively capture and route Product requiring root cause analysis from identified defects or customer requests. Measurement for Failure Analysis ("FA") response is based on the date of receipt of the defective unit requiring FA by the Infortrend.

          5.5.1    FA on identified defects is required, as set forth in Section 8.7 of the Agreement.

          5.5.2    Notification of the requirement for a root cause analysis may be provided to Infortrend by phone, email, voicemail or fax prior to or after the return of the defective Product for repair.

          5.5.3    Failure Analysis under this Section 5.5 requires the following:

            a.    Duplication of the failure on all failed Products.

            b.    Analysis of sub-assembly that has failed (except for board Products).

            c.    Analysis of component on the sub-assembly that has failed.

            d.    Reason for the component failure, upon the written request of Dot Hill, within [...***...] days after determination of component failure.

        5.6    Infortrend Corrective Action Request ("SCAR").    Infortrend shall maintain a CLCA process for reactive events (defects) as well as continuous improvement efforts. Any SCAR issued by Dot Hill will be addressed by Infortrend within Infortrend's CLCA process. SCARs may be issued as a result of events which include, but are not limited to, an audit finding, quality defect, or process failure.

        5.7    Cosmetics.    Infortrend shall comply with the requirements specified in Dot Hill's Global Cosmetics—Quality—Workmanship Standards specification.

        5.8    Labeling/Packaging.    Infortrend shall comply with the requirements specified in the following specifications: Engineering Specification for Part Identification Label; Bar Code Marking Standard for Field Replaceable Units; and WOL Labeling and Packaging Procedure for Repaired FRUs, for all reworked/repaired FRUs or new units shipped to replace FRU failures.

6.0    Infortrend Notification Requirements

        6.1    Stop Ships and Purges.    Infortrend shall notify Dot Hill promptly in writing of any discrepancy in Product quality, of which it becomes aware, which may have a material detrimental effect on previously manufactured Product. Infortrend will make recommendations to Dot Hill regarding the disposition of such Products, including, without limitation, whether a stop ship or purge should be implemented with respect to such Products. Infortrend shall take agreed upon actions with respect to such Products to remedy such reported discrepancy in Product quality. Dot Hill shall cooperate with Infortrend in connection with such action. All reasonable, out-of-pocket costs of Dot Hill incurred in cooperating with such implementation will be borne by Infortrend. In the event the parties do not mutually agree on the action with respect to such Products, the quality discrepancy in such Product is caused by Infortrend and, after giving Infortrend written notice of its intention to do so, Dot Hill engages in stop ship or purge action with respect to such Products, all reasonable, out-of-pocket costs of Dot Hill incurred in implementing such action with respect to each such Product, not in excess of the purchase price for such Product, will be borne by Infortrend.

        6.2    Repair Process Change Notification.    In the event the Infortrend desires to change the fundamental repair process in such a way that may impact form, fit, function, quality, reliability, serviceability, or safety, Infortrend shall notify Dot Hill of such desire in writing within a reasonable period (no less than [...***...] prior to the implementation date of the change. Examples of changes which require notification include, but are not limited to:

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  •
  Major test equipment or procedures
  •
  Major repair processes
  •
  Burn-in time of environment
  •
  Repair locations
  •
  Final acceptance criteria
  •
  Packaging
  •
  Re-layout or relocation of a repair line within a facility
  •
  Cosmetic criteria

        Infortrend agrees to provide written notification to the Dot Hill quality and configuration department, within [...***...] of the implementation date, of all other repair process changes that do not affect form, fit, function, serviceability or safety. Infortrend shall implement such changes in the process only if collected data verifies that quality and reliability levels would be sustained or improved. Said data will be made available for Dot Hill review upon request.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        6.3    ECOs.    Infortrend shall have the capability to manage ECOs throughout all repair and stocking locations and implement such ECOs in a timely manner. Infortrend shall notify Dot Hill in writing within a reasonable period (no less than [...***...] unless such shorter period is agreed to by Dot Hill in advance based on the critical nature of implementation of the change, which agreement will not be unreasonably withheld, delayed or conditioned) prior to the effective date of the proposed change. Infortrend shall not implement any change to the Product that impacts the form, fit, or function, or adversely affects the quality, reliability, serviceability or safety, without the prior written approval of Dot Hill.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.0    Quality Monitoring and Verification Requirements

        7.1    Self Surveillance.    It is Dot Hill's goal to implement Infortrend Self-Surveillance where feasible. Infortrend shall implement, within its facility, a means of tracking, analyzing, and continuously improving post process quality results of Products.

        7.2    Incoming Inspection.    Dot Hill may perform incoming inspections and testing of Repaired Products, consisting of a functional test according to a Dot Hill test procedure and/or a visual/mechanical inspection. The sample size may be adjusted upon Infortrend's agreement, which agreement will not be unreasonably withheld, delayed or conditioned.

          7.2.1    Infortrend shall comply with the requirements to maintain an internal continuous improvement plan to demonstrate how it will achieve the DPM goal, as set forth in Article 2 of Exhibit F.

        7.3    NTF Testing.    All tests to be used for NTF testing, whether by Dot Hill or Infortrend, must be reviewed and agreed to by both parties for any NTF fees to be applicable.

8.0    Reports and Data

        8.1    Monthly Quality Report.    Infortrend shall submit a monthly quality report to Dot Hill in a mutually acceptable format that covers three distinct categories:

  •
  Receiving and/or source inspection performed and reported by Dot Hill.
  •
  Multiple Returns (see Section 5.3).
  •
  Self Surveillance by Infortrend (see Section 7.1).

        For each of these categories, the report shall include:

  •
  Performance trend.
  •
  Pareto analysis of defects based on root cause determination.
  •
  Listing and status of suitable corrective actions, recovery plans and/or improvement plans.
  •
  Detail by serial number of defects and associated analysis.

        Infortrend is responsible for correlation analysis across the three categories in order to identify common issues. The report shall be summarized at the worldwide level and delineated as appropriate to clearly identify areas requiring corrective action.

        8.2    Monthly Business Reporting.    Infortrend shall be able to generate and provide to Dot Hill the following reports on a monthly basis:

  •
  [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.3    Quarterly Business Reporting.    Infortrend shall be able to generate and provide to Dot Hill the following reports on a quarterly basis.

  •
  [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.4    Informational Updates.    Infortrend will provide updates to the following items specifically as they relate to Repair Services as part of the regularly scheduled meetings between Dot Hill and Infortrend:

    a.
    State of Infortrend's business;
    b.
    Any planned expansions, additions or moves;

    c.
    Any new state of the art processes being implemented;
    d.
    Additional capabilities;
    e.
    ISO 9000 certification plan achievement;
    f.
    Training for service, both internal and external (Infortrend's contractors); and
    g.
    Business accomplishments

        8.5    Additional Information.    If requested by Dot Hill, Infortrend shall provide the following additional information, within five (5) working days of such request, of on hand defective inventory status by Dot Hill part number. If Infortrend's performance falls below [...***...] for on-time delivery, additional reports may be required by Dot Hill. The format of such reports will be as mutually agreed to by both parties.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.0    Scrap.    If scrap costs are not the sole responsibility of Infortrend, Infortrend shall request direction from Dot Hill as to the disposition of scrap material. All material that is pending disposition shall be segregated from good stock and placed in a holding location. Upon receipt of written instructions from Dot Hill as to whether Dot Hill elects to exercise option a. or b. below, Infortrend shall:

  a.
  Ship scrap Dot Hill material to the Dot Hill designated location at Dot Hill's expense; or
  b.
  Destroy said material and provide Dot Hill with a Certificate of Destruction.

EXHIBIT G
ELECTRONIC DATA INTERCHANGE
(EDI) TERMS

        1.    Definitions

  1.1.
  "EDI" means electronic data interchange.
  1.2.
  "Adopted Format" is the accepted method for the interchange of Documents under this Agreement based on the EDIFACT, ANSI ASC X12 or CII standards for the presentation and structuring of the electronic transmission of Documents, or other such format as may be agreed to in writing by the parties.
  1.3.
  "Document" is a mutually agreed upon category of data structured in accordance with the Adopted Format and transmitted electronically between the parties.
  1.4.
  "Test" means transmission of a Document during a testing period to verify set ups in EDI-related software, network transmission and technical support processes.
  1.5.
  "Provider" is a business entity that provides the service of moving and routing EDI transmissions between parties.

        2.    Prerequisites

          2.1.    Documents, Standards.    Each party may electronically transmit to or receive from the other party any Document which the parties have mutually agreed to Test. The content of Test Documents will be considered "dummy" data unless otherwise agreed to by the parties. Upon the successful conclusion of a testing period for the transmission and receipt of any mutually agreed upon category of Test Documents, all Documents in the same category which are intended to evidence a transaction shall be transmitted in accordance with the Adopted Format.

          2.2.    Providers.    Documents will be transmitted electronically to each party through any Provider with which either party may contract and/or the Internet. The Provider for each party shall be communicated to the other party. Either party may change its designated Provider, but will use reasonable efforts to provide thirty (30) days prior written notice of such change to the other party. Each party shall be responsible for the costs of any Provider with which it contracts.

          2.3.    System Operations.    Each party, at its own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive Documents.

          If Provider is down and this prevents either party from meeting the pickup or delivery frequency agreed to, that party will use diligent efforts to notify the other party the same day.

          2.4.    Security Procedures.    Each party shall use industry standard security procedures which are reasonably designed to:

          (a)  ensure that all transmissions of Documents are authorized and (b) protect its business records and data from improper access.

          2.5.    Signatures.    Each party may adopt as its signature an electronic identification consisting of symbol(s) or code(s) which are to be affixed to or contained in each Document transmitted by such party ("Signatures"). Each party agrees that any Signature of such party affixed to or contained in any transmitted Document shall be sufficient to verify such party originated such Document. Neither party shall disclose to any unauthorized person the Signatures of the other party.

        3.    Transmissions

          3.1.    Proper Receipt.    Documents shall not be deemed to have been properly received, and no Document shall give rise to any obligation, until accessible to the receiving party at such party's electronic mailbox.

          3.2.    Verification.    Upon receipt of any Document, the receiving party shall promptly and properly transmit a functional acknowledgement in return within one (1) business day after receipt of a Document.

          3.3.    Acceptance.    If a transmitted Document requires acceptance by the receiving party, any such Document which has been properly received shall not give rise to any obligation unless and until the party initially transmitting such Document has properly received in return an acceptance Document.

          3.4.    Garbled Transmissions.    If any Document is received in an unintelligible or garbled form, or otherwise contains evidence of faulty transmission, the receiving party shall promptly notify the originating party (if identifiable from the received Document) in a reasonable manner. In the absence of such notice, the originating party's records of the contents of such Document shall control.

          3.5.    Erroneous Transmissions.    If either party receives a Document from the other party which differs from the applicable terms and conditions, (e.g., an order with a price, quantity or schedule different than that mutually agreed upon), the receiving party shall promptly contact the sending party to confirm the accuracy of the Document.

        4.    Transaction Terms

          4.1.    Order Placement.    Each purchase order electronically transmitted shall reference the Order number, and the EDI number.

          4.2.    Validity, Enforceability.    The parties acknowledge their mutual intent to create binding purchase, sale and payment obligations by means of electronic transmission and receipt of Documents specifying certain of the applicable terms, subject to the terms and conditions of this Agreement. During the term of the Agreement, all obligations concerning the delivery of such Documents in written form may be satisfied by a transmission pursuant to the terms of this exhibit. However, either party shall have the option, at its discretion, to transmit Documents in written form to the other party.

          Any Document properly transmitted pursuant to these terms shall be deemed ("Signed Documents") and shall be considered, in connection with any transaction, to be a "writing" or "in writing" and to have been "signed" and to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

          The parties agree that the provisions of the Uniform Commercial Code, Section 2-201 ("Formal Requirements: Statute of Frauds"), shall not apply to Documents covered by this exhibit since hard copies of Documents will not be issued and the parties further agree that said Documents shall be deemed to satisfy any statutory or legal formalities requiring that agreements be in writing, including the Statute of Frauds.

          The conduct of the parties pursuant to this exhibit, including the use of Signed Documents properly transmitted, shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties in furtherance of this Agreement and Document.

          The parties agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements be in writing or signed by the party to be bound thereby. Signed Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of copies of Signed Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Signed Documents were not originated or maintained in documentary form.

EXHIBIT H
UPSIDE SUPPORT AND
DEMAND REPLENISHMENT PROGRAM

A. UPSIDE SUPPORT

Upside Support:

        Dot Hill may request delivery of all or any part of the Upside Support quantity with respect to a Quarter, as defined in the OEM Agreement, at anytime during an applicable Quarter, up to the maximum amount indicated below, beginning with the Quarter after the Quarter during which the General Availability of the Dot Hill product or system that incorporates the Product occurs. Infortrend shall sell, manufacture and ship such Upside Support quantities to Dot Hill on a "first-in, first-out" basis for delivery on such date as Dot Hill shall request. The Upside Support percentage for each Quarter will be as follows:

Quarter	Percentage
[...***...]	[...***...	]
[...***...]	[...***...	]
[...***...]	[...***...	]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Infortrend shall use commercially reasonable efforts to accommodate any request from Dot Hill to accelerate delivery of Upside Support quantities of Products within the timeframes indicated above. With respect to any request for quantities in excess of Upside Support described above, the parties shall negotiate mutually acceptable delivery dates.

B. DEMAND REPLENISHMENT PROGRAM

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Attachment A
Demand Replenishment Products

Raw Materials: Product Description	Infortrend Part Number
Not Applicable.
Finished Goods: Product Description	Infortrend Part Number
[...***...]	TBD.
[...***...]	TBD.

EXHIBIT I
BUSINESS CONTINUITY PLAN

EXHIBIT J
INSURANCE REQUIREMENTS AND OBLIGATIONS

        1.    Without limiting Infortrend's liability to Dot Hill or third parties in any way, Infortrend, at its sole cost and expense, agrees to continuously maintain the following insurance coverages throughout the Term of this Agreement and for [...***...] thereafter:

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          A.    All insurance coverages required by federal, state or local laws and statutes, including Worker's Compensation insurance, for statutory limits. This insurance shall include a Waiver of Subrogation for the benefit of Dot Hill.

          B.    Employer's liability insurance, including Bodily Injury coverage, with a per person/per accident coverage limit of at least U.S. [...***...]. This insurance shall include a Waiver of Subrogation for the benefit of Dot Hill.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          C.    Commercial General Liability insurance, including coverage for Products/Completed Operations and Blanket Contractual Liability, with a per occurrence coverage limit of at least U.S. [...***...]. This insurance shall name Dot Hill as an additional insured.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          D.    Automobile Liability Insurance, including coverage for Non-Owned & Hired Autos, with a per occurrence coverage limit of at least U.S. [...***...]. This insurance shall name Dot Hill as an additional insured.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          E.    Electronic Errors & Omissions Liability insurance with a per claim limit of at least U.S. [...***...]. This insurance can have a maximum deductible of U.S. [...***...]. If, at any time the term of this agreement, Infortrend becomes aware that its Professional/Errors & Omissions Liability insurance coverage will either be interrupted or discontinued for any reason, Infortrend shall be obligated to notify Dot Hill immediately,

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          H.    Property insurance in amounts adequate to cover replacement cost of Dot Hill's property in Infortrend's care, custody and control.

        2.    The insurance coverages and limits required to be maintained by Infortrend shall be primary to any insurance coverages maintained by Dot Hill which shall be excess and non-contributory. Said coverages shall be placed with insurance companies reasonably acceptable to Dot Hill.

        3.    Prior to the commencement of any work or the performance of any services which are the subject of this Agreement no later than ten (10) days after the renewal of each insurance policy or purchase of replacement insurance, Infortrend must furnish Dot Hill with a Certificate of Insurance evidencing the required insurance coverages and referencing Dot Hill's additional insured status and waivers of subrogation. Said Certificate(s) shall include a provision requiring the insurance carrier(s) to provide, directly to Dot Hill, thirty (30) days advance written notice before any termination, cancellation, or other material change to the policies shown on the Certificate takes effect, regardless of whether such action was initiated by the Infortrend, other insured or the insurance carrier. Copies of the additional insured and waiver of subrogation endorsements, if any, must be provided to Dot Hill upon reasonable request.

        4.    The foregoing requirements regarding the minimum types and limits of insurance coverage to be maintained by Infortrend and any approval or waiver of said insurance by Dot Hill is not intended to and shall not in any manner limit the liabilities or obligations otherwise assumed by the Parties pursuant to this Agreement, including but not limited to, any provisions concerning indemnifications.

        5.    The parties agree to meet annually to review Infortrend's insurance coverage. Dot Hill will consider Infortrend's reasonable requests to self insure provided Infortrend's liabilities and responsibilities under this Agreement will not be altered in any way by either Infortrend's decision to self-insure or Dot Hill's decision to permit Infortrend to do so.

EXHIBIT K
SOFTWARE MAINTENANCE AND SUPPORT

1.0    SCOPE.    This Software Maintenance and Support Exhibit describes the responsibilities of Dot Hill and Infortrend as they relate to training, support and maintenance of the Software. The parties understand that the Software may be incorporated into and distributed with Dot Hill Products in accordance with the Agreement. Dot Hill shall provide "front-line" support to Dot Hill Customers for Software incorporated into, bundled, and/or distributed with Dot Hill Products, including receipt of initial calls, verifying the support contract, initial diagnostics, and reproduction of the Error. If an Error is identified, a Dot Hill technical support person will contact Infortrend's support organization(s) for "backline" support, as described in Section 5.0 ("Infortrend's Responsibilities") of this Exhibit.

2.0    DEFINITIONS.    Capitalized terms not defined in this Exhibit shall have the meanings ascribed to them in the Agreement.

        2.1  "Documentation" means Infortrend's standard OEM documentation (which may be provided in electronic, printed and hyper-text form), which may include, without limitation, OEM manuals, guides and descriptions relating to the Software.

        2.2  "Dot Hill Customer" means a customer who is authorized by Dot Hill to receive maintenance and support for the Dot Hill Products.

        2.3  "Dot Hill Product(s)" means any product made by or for Dot Hill that incorporates and/or bundles the Software as authorized under the Agreement.

        2.4  "Error(s)" means any failure of the Software to conform to the Specifications in all material respects.

        2.5  "Error Correction(s)" means a modification or addition to the Software or Documentation that establishes a procedure or routine that, when observed in the regular operation of the Software, eliminates the practical adverse effect of an Error on the use of the Software without any material loss of functionality or other adverse consequences.

        2.6  "Error Correction Matrix" means Infortrend's obligations and response times required to make an Error Correction, as further described in Section 5.4 ("Error Corrective Action") of this Exhibit.

        2.7  "Escalation Report(s)" means the report of detected Error(s) in the Software provided to Infortrend for Error Correction, as further described in Section 4.1 ("Error Reporting") of this Exhibit. Dot Hill shall report detected Errors in the Software to Infortrend in writing, including confirmed electronic transmission such as facsimile or email. If practicable, Infortrend will use a specified electronic method to report Errors with Dot Hill, which may include the use of the SANSolve service.

        2.8  "Functionality" shall have the meaning set forth in Section 4.2 of this Exhibit.

        2.9  "General Availability" or "GA" means a Dot Hill Product released to the general public on a revenue basis.

        2.10 "Impact" shall have the meaning set forth in Section 4.2 of this Exhibit.

        2.11 "Initial Action Plan" means an initial plan describing the steps Infortrend intends to take to implement an Error Correction, according to the requisite time set forth in Section 5.4 ("Error Corrective Action") of this Exhibit. The Initial Action Plan may include, but is not limited to, the following information: (i) description of the Error, (ii) confirmation (when possible) that Infortrend has reproduced the Error, (iii) status of the Error, (iv) actions required for Error Correction, (v) when such actions are expected to occur and when they are expected to be completed, and (vi) the date when Error Correction is expected be implemented.

        2.12 "Long Term Action Plan" means the steps Infortrend intends to take to address an Error as set forth in Section 5.4 ("Error Corrective Action") of this Exhibit. The Long Term Action plan may include, but is not limited to, the following: (i) a description of the Error, (ii) confirmation (when possible) that Infortrend has reproduced the Error, (iii) status of the Error, (iv) actions required for Error Correction, (v) a step-by-step outline, citing the cause of the Error and the requirements for an Error Correction, (vi) name of Properly Trained Personnel who will carry out the Long Term Action Plan, together with their telephone number and other contact information, (vii) expected completion dates for the requirements under the Long Term Action Plan, (viii) the date the Error Correction is expected to be implemented, (ix) the dates for conference calls to review progress under the Long Term Action Plan, and (x) the expected date of Patch delivery, if applicable.

        2.13 "Patch" means any minor change to the Software made by Infortrend, including changes made for the purpose of maintaining compatibility of the Software with other applications and Error Correction. Patches shall be designated sequentially as "Version 1.1.1", "Version 1.1.2", and so forth.

        2.14 "Properly Trained Personnel" means Infortrend's engineering personnel capable of performing Error Corrections.

        2.15 "Severity" is the impact that an Error has on a Dot Hill Customer's operations and on functionality of the Product, as further described in Section 4.2 ("Error Classification") of this Exhibit.

        2.16 "Software" means the Licensed Software and Licensed Firmware as defined in the Agreement, including all Error Corrections, Patches and Updates.

        2.17 "Specification" means the applicable set of operating criteria for the Software, which are included in Exhibit E, which may be amended from time to time upon mutual written agreement of the parties.

        2.18 "Update(s)" means any minor maintenance releases, modifications, enhancements, or extensions to the Software. Updates shall be designated sequentially as "Version 1.1", Version 1.2", and so forth.

        2.19 "Workaround" means a temporary solution to an Error that allows the Dot Hill Customer to continue to do business or use the Software until an Error Correction is completed. A Workaround may consist of specific administrative steps or alternative programming calls. A Workaround is not an Error Correction.

3.0    DISTRIBUTION RIGHTS.    Infortrend hereby grants to Dot Hill a limited, non-exclusive, royalty-free, fully-paid up, perpetual, world-wide license to distribute Updates. Patches and/or Error Corrections of the Software to Dot Hill Customers by means of a secure password protected web based system or by any other commercially accepted means that provides adequate protection from unauthorized access. All such distributions of Patches and/or Error Corrections shall be distributed pursuant to reasonably protective license terms in connection with the Dot Hill Customer's provision of maintenance and support for the Dot Hill Products.

4.0    DOT HILL'S RESPONSIBILITIES

        4.1    Error Reporting.    Dot Hill shall report detected Errors in the Software to Infortrend by means of an Escalation Report. Escalation Reports shall be made in writing, including confirmed electronic transmission such as facsimile or by email. Each Escalation Report shall identify in reasonable detail the nature of the Error(s), as well as any other information which Dot Hill and Infortrend may deem reasonably desirable to assist Infortrend in verification and reproduction of the reported Errors. Infortrend shall respond to Dot Hill, in writing, including confirmed electronic transmission such as facsimile or by email, within the time frames set forth in the Error Correction Matrix.

        4.2    Error Classification.    Each Escalation Report shall include Dot Hill's proposed classification of the Severity Level of the Error(s), and the reason for such proposed classification, in accordance with the classification criteria set forth in Section 4.2 ("Error Classification"). Infortrend shall accept Dot Hill's proposed classification, unless Infortrend provides a reasonable basis why an Error should be assigned a different classification. If the parties do not agree, which agreement shall not be unreasonably withheld, delayed or conditioned, on the classification for any Error within [...***...] of notification to Dot Hill of Infortrend's different Error classification, the dispute shall be escalated to the management of each party for resolution in good faith.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Each Error shall be classified according to impact on the operation of the Dot Hill Customer's system ("Impact") and the loss of functionality of the Software ("Functionality").

IMPACT:
Red Alert:	Significant or potentially significant financial/business impact to the Dot Hill Customer caused by the Error.
Critical:	System is down or effectively unusable as a result of the Error, or the Error causes critical impact on the Dot Hill Customer's operation with no acceptable Workaround.
Significant:	System is up and running, but the Error causes significant impact and has no acceptable Workaround.
Limited:	System is up and running, and the Error causes only limited or insignificant impact.
FUNCTIONALITY:
Red Alert:
Dot Hill Customer system is or is susceptible to being rendered down and/or unusable due to the Error. Functionality affected by the Error may include Dot Hill Customer experiencing or being susceptible to experiencing data corruption, a security breach or exposure, inability to run a new application or a miss in key production dates. No acceptable Workarounds or Error Corrections are available.
Primary:
Functionality used to perform tasks considered to be essential to business operations, project completion or normal productivity of end-user. Secondary: Functionality used to perform tasks considered to be important, but not primary to immediate business operations.
Nonessential:	Functionality that is not important and infrequently used.

SEVERITY: The Severity level of an Error (e.g., Severity 1) is determined by the criteria set forth below, and establishes the time period by which Infortrend shall respond to an Escalation Report and perform an Error Correction, as elaborated in Section 5.4 ("Error Corrective Action").

        Two components establish the Severity of an Error:

  1.
  The degree the Error impacts Dot Hill Customer ("Impact"); and

  2.
  Dot Hill Customer functionality affected by the Error ("Functionality").

        Both Impact and Functionality are described and defined above.

        Error Severity levels range from Red Alert (most severe) to 4 (least severe):

Red Alert:	Errors with the most severe and critical or potentially critical impact on customer's system with primary functionality unusable or susceptible to becoming unusable and no Workaround. Significant or potentially significant financial/business impact to customer. Red Alerts also include Errors that may have a significant financial and/or image impact to Dot Hill including potential loss of current sale, future business, positive reference account/product status, etc. Red Alert is its own separate category requiring involvement of Dot Hill's upper level management and technical staff, and Infortrend's management and Infortrend's Properly Trained Personnel.
Severity 1:	Critical impact on primary functionality, unusable, no Workaround.
Severity 2:	Significant impact on primary functionality, or critical impact on secondary functionality.
Severity 3:	Limited impact on primary functionality, or significant impact on secondary functionality.
Severity 4:	Limited impact on non-essential functionality, or non-problematic issue.

        The Impact and Functionality concerns may be mapped to the Severity Matrix in the following manner to indicate the Severity level of an Error:

Severity Matrix: Indicates Levels of Errors

FUNCTIONALITY	Red Alert	IMPACT Critical	Significant	Limited
Red Alert	Red Alert
Primary		Severity 1	Severity 2	Severity 3
Secondary		Severity 2	Severity 3	Severity 4
Nonessential		Severity 3	Severity 4	Severity 4

          4.3    Error Correction Acceptance.    After Dot Hill receives an Error Correction from Infortrend, Dot Hill shall have [...***...] business days to either notify Infortrend, in writing, of Dot Hill's acceptance of the Error Correction or provide Infortrend with a written report (including test results and test data concerning the Error), specifying in reasonable detail all deficiencies requiring further response from Infortrend according to the assigned priority of the applicable Error, as set forth in Section 5.4 ("Error Corrective Action"). If Infortrend does not receive such report from Dot Hill within such [...***...] business day period, Dot Hill shall be deemed to have accepted the applicable Error Correction. Upon notification by Dot Hill that an Error Correction for a Severity 1, 2, or 3 Error fails to correct the Error, the Severity shall be raised one level and Infortrend shall proceed to implement a second Error Correction in accordance with the priority and time frame for the new level, as set forth in the Error Correction Matrix in Section 5.4. Upon completion of the second Error Correction, Infortrend shall resubmit the Error Correction to Dot Hill for acceptance in accordance with this Section 4.3 ("Error Correction Acceptance"). If the resubmitted Error Correction is still unacceptable to Dot Hill, Dot Hill shall so notify Infortrend within [...***...] business days following receipt thereof and Infortrend shall promptly dispatch Properly Trained Personnel to a Dot Hill-designated location where Infortrend's Properly Trained Personnel shall use their diligent efforts to provide an Error Correction. If Infortrend does not receive such notice regarding the second Error Correction from Dot Hill within such [...***...] business day period, Dot Hill shall be deemed to have accepted the applicable second Error Correction. Solely in the event the conditions for a Red Alert Severity Level exist, if no Error Correction is provided within [...***...] business days after Infortrend's Properly Trained Personnel arrive on-site, Dot Hill may, in its sole discretion, allege that such failure to provide the Error Correction is a material breach of the Agreement.

5.0    INFORTREND'S RESPONSIBILITIES

          5.1    Testing.    Infortrend shall test and initially qualify the Software on supported Dot Hill Products. The parties will mutually agree upon the specific tests and processes which are required to validate the Software on the supported Dot Hill Product, which agreement shall not be unreasonably withheld, delayed or conditioned. Infortrend will provide its test, qualification, and compatibility results related to the Software to Dot Hill. Infortrend shall test Error Corrections to determine that each reported Error has been rectified and that the Software continues to conform to the Specification in all material respects. The results of such tests and performance measurements shall be delivered to Dot Hill.

          5.2    Test Suites and Support Tools.    Infortrend shall identify and provide Dot Hill with all available test suites and support tools used by Infortrend to support and enhance the Software that are generally made available by Infortrend to its customers. Infortrend will also produce a template of information it requires from Dot Hill in order to be able to handle an Error Correction. The template may include, but is not limited to the following information:

    a.
    Software (including version number) producing the Error,
    b.
    Date and Time the Escalation Report is submitted to Infortrend,
    c.
    Infortrend's service order/tracking number for the Escalation Report,
    d.
    Proposed Severity level of the Error according to the Error Severity Matrix in Section 4.2 ("Error Classification"),
    e.
    Description of the Error and reasons for the Error Classification, and
    f.
    Dot Hill contact and telephone number.

          5.3    Support Requirements.    The following support terms shall apply to configurations of the Dot Hill products for which Dot Hill is obligated to provide substantially equivalent support for Dot Hill Customers; provided that Dot Hill has given Infortrend sufficient information about such configuration(s) to enable Infortrend to provide such support. Infortrend will make telephone access to its Properly Trained Personnel available to Dot Hill. Infortrend's Properly Trained Personnel will be available [...***...] on the following basis: [...***...] during designated hours Pacific Standard Time ("PST") and [...***...] during designated hours Taiwanese local time, as designated by Infortrend. Infortrend's service center will be manned by Properly Trained Personnel during Infortrend's normal PST and Taiwanese business hours. Outside of such hours, Properly Trained Personnel will be available via pager. Dot Hill shall provide to Infortrend, within ten (10) days of the execution of this Agreement by both parties, a list of Dot Hill personnel who are authorized to contact Infortrend regarding maintenance and support. Such authorized personnel shall not exceed five (5) in number. Infortrend shall not be obligated to provide maintenance and support services as set forth in this Exhibit if contacted by Dot Hill personnel who are not included on such list. Dot Hill reserves the right to request that any individual be removed from the pool of Infortrend's Properly Trained Personnel if they are, in Dot Hill's reasonable opinion, unresponsive to Escalation Reports or unable to perform Error Corrections. Infortrend shall remove such individual from such pool, unless Infortrend in good faith believes that such individual is appropriately qualified as Properly Trained Personnel. Infortrend shall provide to Dot Hill a list of management-level designated contacts, and their e-mail addresses, telephone, cellular, pager, and facsimile numbers, who Dot Hill may contact after attempting and being unable to obtain an Error Correction from Properly Trained Personnel. Infortrend shall promptly notify Dot Hill of any changes to the contact information for such contacts.

          5.4    Error Corrective Action.    Infortrend will respond to Dot Hill with an Error Correction action and implementation plan in accordance with the following:

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Infortrend will acknowledge, in writing, including electronic transmission such as facsimile or by email, receipt of the Escalation Report within the timeframe designated above. Infortrend will provide a service order number to the Dot Hill technical contact so that Dot Hill can track the Error in future communications with Infortrend. Infortrend will provide Dot Hill with an Initial Action Plan according to the requisite timeframe in the Error Correction Matrix. Once Infortrend submits the Initial Action Plan to Dot Hill, Infortrend will use diligent efforts to implement Error Corrections. Error Corrections shall be implemented according to the deadlines set forth above or as specified in an agreed Long Term Action Plan, which agreement shall not be unreasonably withheld, delayed or conditioned. If Infortrend believes that an Error Correction may not be able to be implemented in the applicable time set forth in the Error Correction Matrix, Infortrend will immediately notify Dot Hill; provided, however, that such notification will not reduce or eliminate Infortrend's obligations under this Agreement or Exhibit. Dot Hill may agree to allow Infortrend to submit a Long Term Action Plan, rather than an Error Correction, if Infortrend is unable to meet the requisite deadline for Error Correction, which agreement shall not be unreasonably withheld, delayed or conditioned.

          Infortrend agrees that on-site Error Correction services will be provided to Dot Hill and the Dot Hill Customer at no additional charge, unless the Error is determined by objective data not to be a Software defect or failure, in which case Dot Hill shall reimburse Infortrend for the reasonable, out-of-pocket costs of providing such on-site Error Correction services. Such reimbursement shall be subject to Dot Hill's review and approval of Infortrend's costs, which approval shall not be unreasonably withheld, delayed or conditioned. In the event that Infortrend assesses the cause of the Error to be other than a Software defect or failure, Infortrend will contact Dot Hill and promptly provide Dot Hill with a reasonably detailed explanation of the basis for this determination.

          5.5    Patches to Software.    At no additional charge to Dot Hill, Infortrend shall provide all Patches to Dot Hill (in a mutually agreed upon format, which agreement will not be unreasonably withheld, delayed or conditioned) as soon as the Patches are available, but in any event within the specified time frames set forth in Section 5.4 ("Error Corrective Action"). Where available, Infortrend shall also provide Patches on-line. Infortrend shall conduct bug fix validation tests (on a standard base-level system) and regression testing for Patch compatibility prior to sending the same to Dot Hill. In the event that such testing may cause Infortrend not to comply with the relevant time frames required under Section 5.4, Infortrend shall inform Dot Hill and Dot Hill shall have the following options:

    (a)
    waive the testing requirement,
    (b)
    waive the time requirement, or
    (c)
    if (a) or (b) are not commercially practicable, require that Infortrend proceed under its obligations.

          Dot Hill shall not unreasonably withhold, delay or condition the waiver of the testing or timing. Whenever possible, Infortrend shall provide to Dot Hill a test case or test procedure used to verify all Patches.

          5.6    Updates.    Infortrend shall promptly deliver Updates to Dot Hill as soon as Infortrend makes the Update generally commercially available to its customers. Where available, Infortrend shall supply alpha and beta versions of an Update to Dot Hill to permit Dot Hill to determine whether the Update will affect the integration of the related Product into Dot Hill Products. In no event will Infortrend provide any alpha or beta versions to Dot Hill later than Infortrend provides such versions to another Infortrend customer. Infortrend provides all alpha and/or beta versions of Updates "as-is" without warranty of any kind. Any use of an alpha and/or beta version of an Update shall be at Dot Hill's sole and exclusive risk, and Infortrend shall not be liable for any problems or damage related to the use of any alpha and/or beta version of any Update. Dot Hill shall have the right, but not the obligation, to provide input to Infortrend regarding the content and characteristics of future versions and releases of Software. Notwithstanding the foregoing, Infortrend shall have no obligation to include or incorporate any input in any future version or release of the Software. Any alpha and/or beta versions of Updates are not for commercial release.

        Infortrend shall provide Updates to Dot Hill in separate shippable packages as follows:

    (a)
    licenses with right to use and distribute the Update solely to Dot Hill Customers,
    (b)
    media (CDs), and
    (c)
    Update Documentation.

          5.7    Bug Reports.    Infortrend shall permit Dot Hill to have access to Infortrend's bug reports (free of charge) that are relevant to the Software. Infortrend shall provide bug reports to Dot Hill on a monthly basis. Access to the bug reports shall be limited to Dot Hill's employees, agents and subcontractors with a need to know. The information in the bug reports shall be deemed to be Infortrend's confidential information and treated in accordance with the confidentiality provisions of the Agreement. Infortrend grants Dot Hill a limited, non-exclusive, royalty-free, fully-paid up, perpetual, world-wide license to use, copy and distribute such data for purposes of resolving Dot Hill Customer support issues with respect to the Software.

          5.8    Records.    Infortrend shall keep and maintain accurate records with respect to Error and Error Correction status, setting forth in reasonable detail Escalation Reports received, response time, Patch, and implementation of Error Corrections. Infortrend shall provide such records to Dot Hill on a quarterly basis, and in addition, Infortrend shall make them available to Dot Hill upon Dot Hill's reasonable request. The information in the foregoing reports shall be deemed to be Infortrend's confidential information and treated in accordance with the confidentiality provisions of the Agreement.

6.0    TRAINING.    Infortrend shall provide to Dot Hill training courses a minimum (the extent practicable) of [...***...] before Dot Hill's general availability ("GA") date for each Dot Hill Product which incorporates and uses the Software in order to provide Dot Hill with the information for Dot Hill to perform support for such Dot Hill Product. This training shall be provided in [...***...]. The format/content of the training courses, location, and availability (dates) of such courses shall be as mutually agreed to by the parties. In addition, Infortrend grants to Dot Hill a limited, non-exclusive, royalty-free, fully-paid up, perpetual, world-wide license to use, copy and distribute the training materials, in both hard copy and electronic formats, solely to allow Dot Hill to provide further internal training and maintain ongoing Dot Hill Product training for new employees as needed.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.0  END OF LIFE.

        Infortrend will provide Dot Hill with Software support during the [...***...] years after the termination or expiration of the Agreement, as described below:

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FIRST AMENDMENT
TO
OEM AGREEMENT DATED MAY 20, 2002

        THIS FIRST AMENDMENT (the "First Amendment") to the OEM Agreement dated May 20, 2002, (the "OEM Agreement") is made by and between DOT HILL SYSTEMS CORPORATION, having a place of business at 6305 El Camino Real, Carlsbad, California 92009 (hereinafter "Dot Hill"), and INFORTREND TECHNOLOGY INC., having a place of business at 8F, No-102 Chung-Shan Rd., Sec. 3, Chung-Ho City, Taipei Hsien, Taiwan, Republic of China (hereinafter "Infortrend"). This First Amendment shall become effective upon its execution by both parties.

        For good and other valuable consideration, the receipt and sufficiency thereof are hereby acknowledged, Dot Hill and Infortrend agree to amend, and hereby amend, the OEM Agreement as follows:

        1.    Replace Section 1.4, Demand Replenishment Program, with the following:

        "[...***...] Program" shall mean the program which provides for Infortrend-owned Product located at a designated [...***...] location to be delivered to a Dot Hill-designated location(s) within the timeframe(s) such Product is required by Dot Hill and which shall be provided to Dot Hill by means of a Demand Trigger.

        2.    Replace Section 4.4, Demand Replenishment Program, with the following:

        "[...***...] Program. Infortrend shall maintain an inventory of the Products as implemented through the [...***...] Program described in Exhibit H. Except as provided in Exhibit H, the costs associated with the maintenance of such inventory shall be borne entirely by Infortrend." Infortrend shall not have any obligation to Dot Hill to deliver any quantity of Products to Dot Hill-designated locations or any other location beyond its delivery obligations set forth in Exhibit H and Section 6.

        3.    Replace the words "Demand Replenishment Program" that appear in Sections 1.28, 4.2(b), 8.1 and 21 with the words "[...***...] Program."

        4.    Delete provisions of Section 19, Conditions Respecting Effectiveness, in their entirety.

        5.    Replace Exhibit E and Exhibit H in their entirety with the attached Exhibit E and Exhibit H, respectively.

        6.    Replace the words "SECTION 7" in Section 4.5(b) with "SECTIONS 2 AND 4."

        The OEM Agreement, as amended by this First Amendment, constitutes the entire and complete understanding of the parties regarding its subject matter, and supersedes all written agreements and understandings between the parties regarding its subject matter. Except as expressly amended hereby, the provisions of the OEM Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency between the provisions of this First Amendment and the OEM Agreement, the terms of this First Amendment shall prevail.

Accepted and Agreed to:

DOT HILL SYSTEMS CORPORATION	INFORTREND TECHNOLOGY, INC.
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

EXHIBIT E
SPECIFICATIONS

        List of Specifications, as modified below:

        1.    Procurement Specification for new procurement and repair of the IFT [...***...] OEM SCSI Raid Controller, Dot Hill P/N MIN-221FAC-512, Dot Hill Revision 25;

        2.    Procurement Specification for new procurement and repair of the IFT [...***...] OEM SCSI Raid Controller, Dot Hill P/N 66-00000051, Dot Hill Revision 50; and

        3.    Procurement Specification for new procurement and repair of the IFT [...***...] Controller Battery Backup Module, Dot Hill P/N 66-00000052, Dot Hill Revision 50 /50A.

        The foregoing Specifications were transmitted electronically on behalf of Dot Hill to Infortrend on May 21, 2002, and as modified below, are hereby incorporated by reference into this Exhibit E.

        The following are modifications to the above list of Specifications that have been agreed to by Dot and Infortrend:

        1.    For IFT [...***...] Procurement Specification:

          a.    Modification 1: Section 2.0.10. (MTBF) of greater than [...***...].

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          b.    Modification 2: Appendix B is replaced by the picture of Version 1.2 PCBA.

        2.    For IFT [...***...] Procurement Specification:

          a.    Modification 1: Section 1. TBD upon the mutual agreement of the parties, which agreement will not be unreasonably withheld, delayed or conditioned.

          b.    Modification 2: Section 2.0.10. (MTBF) of greater than [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          c.    Modification 3: Section 2.0.10. SR-332 changed into TR-332.

          d.    Modification 4: Section 6. Remove "Battery is to be shipped disconnected."

          e.    Modification 5: Section 7. Remove the following:
  [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        3.    For IFT[...***...] Controller Battery Backup Module Procurement Specification:

          a.    Modification 1: Section 2.0.10. (MTBF) TBD upon the mutual agreement of the parties, which agreement will not be unreasonably withheld, delayed or conditioned.

          b.    Modification 2: Section 2.0.10. SR-332 changed into TR-332.

EXHIBIT H
UPSIDE SUPPORT AND JIT HUB PROGRAM

A. UPSIDE SUPPORT

        Dot Hill may request delivery of all or any part of the Upside Support quantity with respect to a Quarter, as defined in the OEM Agreement, at anytime during an applicable Quarter, up to the maximum amount indicated below, beginning with the Quarter after the Quarter during which the General Availability of the Dot Hill product or system that incorporates the Product occurs. Infortrend shall sell, manufacture and ship such Upside Support quantities to Dot Hill, on a "first-in, first-out" basis for delivery on such date as Dot Hill shall request. The Upside Support percentage for each Quarter will be as follows:

Quarter	Percentage
[...***...]	[...***...	]
[...***...]	[...***...	]
[...***...]	[...***...	]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Infortrend shall use commercially reasonable efforts to accommodate any request from Dot Hill to accelerate delivery of Upside Support quantities of Products within the timeframes indicated above. With respect to any request for quantities in excess of Upside Support described above, the parties shall negotiate mutually acceptable delivery dates.

B. JIT HUB PROGRAM

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

QuickLinks

OEM AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A Product and Price Schedule
EXHIBIT B Out of Warranty Repair Price Schedule
EXHIBIT C Mutual Confidentiality Agreement
EXHIBIT D EXTERNAL MANUFACTURERS
EXHIBIT E SPECIFICATIONS
INFORTREND QUALITY PROGRAM
EXHIBIT F-1 CUSTOMER SUPPORT QUALITY REQUIREMENTS
EXHIBIT G ELECTRONIC DATA INTERCHANGE (EDI) TERMS
EXHIBIT H UPSIDE SUPPORT AND DEMAND REPLENISHMENT PROGRAM
Attachment A Demand Replenishment Products
EXHIBIT I BUSINESS CONTINUITY PLAN
EXHIBIT J INSURANCE REQUIREMENTS AND OBLIGATIONS
EXHIBIT K SOFTWARE MAINTENANCE AND SUPPORT
FIRST AMENDMENT TO OEM AGREEMENT DATED MAY 20, 2002
EXHIBIT E SPECIFICATIONS
EXHIBIT H UPSIDE SUPPORT AND JIT HUB PROGRAM